                                                                     EXHIBIT 2.1

================================================================================




                         KITCHEN CRAFT OF CANADA LTD.



                   ________________________________________


                         MASTER TRANSACTION AGREEMENT

                   ________________________________________



                         Dated as of January 29, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                    Page
1.  DEFINITIONS........................................................2

2.  THE PURCHASE.......................................................2

3.  PAYMENT AND CLOSING................................................2
    3.1.  Transaction Price............................................2
    3.2.  Allocation Among Sellers.....................................2
    3.3.  Delivery by Buyer............................................3
    3.4.   Delivery by Sellers.........................................3
    3.5.  Time and Place of Closing....................................3

4.  REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTICIPANTS.........3
    4.1. Corporate Matters, etc........................................3
          4.1.1.  Organization, Power and Standing.....................3
          4.1.2.  Capitalization.......................................4
          4.1.3.  Subsidiaries.........................................4
          4.1.4.  Charter and By-laws..................................5
    4.2. Financial Statements, etc.....................................5
          4.2.1.  Financial Information................................5
          4.2.2.  Character of Financial Information...................5
          4.2.3.  Inventory and Receivables............................6
          4.2.4.   Change in Condition.................................7
    4.3.  Liabilities..................................................9
          4.3.1.  Debt.................................................9
          4.3.2.  Other Liabilities....................................9
          4.3.3.  Pre-Closing Transactions.............................9
    4.4.  Assets......................................................10
          4.4.1.   Title to Assets....................................10
          4.4.2.   Real Property and Equipment........................10
          4.4.3.   Intellectual Property Rights.......................12
          4.4.4.   Accounts; Funds, etc...............................12
    4.5.  Contracts, etc..............................................12
          4.5.1.   Certain Contractual Obligations....................12
          4.5.2.   Nature of Contracts, etc...........................14
          4.5.3.   Insurance..........................................14
          4.5.4.   Transactions with Affiliates.......................15
          4.5.5.   Non-Contravention, etc.............................16
    4.6.  Compliance with Laws, Consents, etc.........................16

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
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          4.6.1.   Compliance Generally...............................16
          4.6.2.   Tax Matters........................................17
          4.6.3.   No Illegal Payments, etc...........................21
          4.6.4.   Employee Benefit Plans.............................21
    4.7.  Environmental and Safety Matters, etc.......................23
    4.8.  Employee Matters............................................24
          4.8.1.  Labor Relations.....................................24
          4.8.2.  Employees...........................................25
    4.9.  Customers, Suppliers and Distributors.......................25
    4.10. Litigation, etc.............................................26
          4.10.1.  General Litigation.................................26
          4.10.2.  Products Liability Matters.........................26
    4.11. Disclosure..................................................26
    4.12. Banking Facilities, Powers of Attorney, etc.................27
    4.13. Books and Records...........................................27
    4.14. Brokers or Finders Fees.....................................27
    4.15. Representations and Warranties Relating to the Sellers......27
          4.15.1.  Enforceability.....................................27
          4.15.2.  Organization, Power and Standing...................27
          4.15.3.  Non-Contravention, etc.............................28
          4.15.4.  Title, etc.........................................28
          4.15.5.  Investment Intent, Etc.............................29
    4.16. Representations and Warranties Relating to the Selling
          Individuals.................................................30
          4.16.1.  Enforceability.....................................30
          4.16.2.  Power and Standing.................................30
          4.16.3.  Non-Contravention, etc.............................30

5.  REPRESENTATIONS AND WARRANTIES OF THE BUYER.......................31
    5.1.  Corporate Matters...........................................31
    5.2.  Authorization and Enforceability............................31
    5.3.  Non-Contravention, etc......................................31
    5.4. Brokers or Finders Fees......................................31
    5.5. Financial Statements, etc....................................32
          5.5.1.  Financial Information...............................32
          5.5.2.  Character of Financial Information..................32
    5.6.  Capitalization..............................................32
    5.7.  Other Liabilities...........................................33
    5.8.   Compliance Generally.......................................33
    5.9.   Environmental and Safety Matters, etc......................34
    5.10. General Litigation..........................................34
    5.11. Stockholders Agreement......................................35

6.  CERTAIN AGREEMENTS OF THE PARTIES.................................35

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
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    6.1.  Consents....................................................35
    6.2.  Certain Closing Matters.....................................35
          6.2.1.  Expenses of Transaction.............................35
          6.2.2.  Preparation for Closing.............................35
          6.2.3.  Certain Closing Agreements..........................35
    6.3.  Covenants regarding Confidentiality.........................36
    6.4.  Tax Matters.................................................37
          6.4.1.  Pre-Closing Taxes...................................37
          6.4.2.  Returns.............................................37
          6.4.3.  Tax Allocations.....................................38
          6.4.4.  Payment of Transfer Taxes and Other Charges.........38
          6.4.5.  Withholding.........................................39
          6.4.6.  Tax Sharing Agreements..............................39
          6.4.7.  Section 85 Election.................................39
    6.5.  Non-Cash Net Working Capital Adjustments; Closing Date
          Current Income Tax Liabilities..............................39
          6.5.1.  Pre-Closing.........................................39
          6.5.2.  Post-Closing........................................39
    6.6. Excess Cash..................................................40
    6.7.  Indebtedness................................................40
    6.8.  Sellers' Representative.....................................41
          6.8.1.  Appointment.........................................41
          6.8.2.  Authorization.......................................41
          6.8.3.  Actions Binding.....................................41
    6.9.  Amalgamation; Bulrad Illinois Transfer......................42
    6.10. Escrow of Agreement and Documents...........................42
    6.11. Certain Provisions Relating to the Rollover Shares,
          Exchange Shares and Holdings Shares.........................42
          6.11.1. Definition..........................................42
          6.11.2. Rollover Shares.....................................42
          6.11.3. Exchange Shares.....................................42
          6.11.4. Holdings Shares.....................................43
          6.11.5. Execution of Documents..............................44
    6.12. Unanimous Shareholder Agreement Relating to Amalco..........45

7.  CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER................45
    7.1.  [Intentionally Omitted].....................................45
    7.2.  [Intentionally Omitted].....................................45
    7.3.  [Intentionally Omitted].....................................45
    7.4.  Certain Deliveries..........................................45
    7.5.  Closing Agreements..........................................45
    7.6.  Legality; Governmental Authorization; General Litigation....45
    7.7.  Opinion of Counsel..........................................46

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8.  CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS..............46
    8.1.  [Intentionally Omitted].....................................46
    8.2.  [Intentionally Omitted].....................................46
    8.3.  Closing Agreements..........................................46
    8.4.  Government Authorization; Litigation........................46
    8.5.  Opinion of Counsel..........................................47

9.  INDEMNIFICATION...................................................47
    9.1.  Sellers' Indemnification....................................47
    9.2.  Buyer's Indemnification.....................................48
    9.3.  Time Limitation on Indemnification..........................49
    9.4.  Third Party Claims..........................................50
    9.5.  No Circular Recovery........................................51
    9.6.  No Circularity of Limitations...............................51

10. DEFINITIONS.......................................................51
    10.1. Certain Matters of Construction.............................51
    10.2. Cross Reference Table.......................................52
    10.3. Certain Definitions.........................................54
          10.3.1.  Action.............................................54
          10.3.2.  Affiliate..........................................54
          10.3.3.  Business...........................................54
          10.3.4.  Business Day.......................................55
          10.3.5.  By-laws............................................55
          10.3.6.  Charter............................................55
          10.3.7.  Cleanup............................................55
          10.3.8.  Closing Date Current Income Tax Liabilities........55
          10.3.9.  Closing Debt Amount................................55
          10.3.10. Code...............................................55
          10.3.11. Compensation.......................................56
          10.3.12. Contracts..........................................56
          10.3.13. Contractual Obligation.............................56
          10.3.14. Debt...............................................56
          10.3.15. Distribution.......................................57
          10.3.16. Environment........................................57
          10.3.17. Environmental Claim................................57
          10.3.18. Environmental Laws.................................57
          10.3.19. ERISA..............................................58
          10.3.20. Escrow Account.....................................58
          10.3.21. Escrow Agent.......................................58
          10.3.22. Escrow Funds.......................................58
          10.3.23. ETA................................................58

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
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           10.3.24.  Guarantee........................................58
           10.3.25.  Governmental Authority...........................58
           10.3.26.  Governmental Order...............................59
           10.3.27.  Hazardous Substance..............................59
           10.3.28.  Hedging Obligations..............................59
           10.3.29.  Intangibles......................................59
           10.3.30.  Knowledge........................................60
           10.3.31.  Legal Requirement................................60
           10.3.32.  Lien.............................................60
           10.3.33.  Loss.............................................60
           10.3.34.  Majority Sellers.................................61
           10.3.35.  Material Adverse Effect..........................61
           10.3.36.  Members of the Immediate Family..................61
           10.3.37.  MSA..............................................61
           10.3.38.  Non-Cash Net Working Capital.....................61
           10.3.39.  Ordinary Course of Business......................61
           10.3.40.  Person...........................................61
           10.3.41.  Release..........................................62
           10.3.42.  Rollover Stock Value.............................62
           10.3.43.  Securities Act...................................62
           10.3.44.  Subsidiary.......................................62
           10.3.45.  Tax Act..........................................62
           10.3.46.  Taxes............................................62
           10.3.47.  Tax Return.......................................62

11.  GOVERNING LAW....................................................63
     11.1. Governing Law..............................................63
     11.2. Consent to Jurisdiction....................................63
     11.3. Reliance...................................................63

12.  HOLDINGS GUARANTEE...............................................63
     12.1. Guarantee..................................................63
     12.2. Waiver Requirement to Proceed Against Buyer................64
     12.3. Wavier of Notice of Acceptance.............................64

13.  MISCELLANEOUS....................................................64
     13.1. Entire Agreement; Waivers..................................64
     13.2. Amendment or Modification, etc.............................64
     13.3. Headings, etc..............................................64
     13.4. Schedules; Listed Documents, etc...........................64
     13.5. Severability...............................................65
     13.6. Counterparts...............................................65
     13.7. Survival; Successors and Assigns...........................65

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14.  NOTICES..........................................................65

                                   SCHEDULES

Schedule 3.2           Sellers, Acquired Shares, Rollover Shares, Etc.
Schedule 4.1.1         Foreign Jurisdictions
Schedule 4.1.2         Capitalization
Schedule 4.1.3         Subsidiaries
Schedule 4.2.3.1(b)    Inventory Summary
Schedule 4.2.3.2(a)    Accounts Receivable
Schedule 4.2.4(b)-(e)  Changes in Conditions
Schedule 4.3.1         Accounting of Closing Debt Amount
Schedule 4.3.3         Pre-Closing Transactions
Schedule 4.4.1         Liens
Schedule 4.4.2(a)      Leases and Real Property
Schedule 4.4.2(b)      Real Property Compliance
Schedule 4.4.2(c)      Real Property Permits, Etc.
Schedule 4.4.2.3       Notice of Certain Matters
Schedule 4.4.3(a)      Listed Intangibles
Schedule 4.4.3(b)      Listed Licenses
Schedule 4.5.1         Contractual Obligations
Schedule 4.5.1A        Description of Oral Contractual Obligations
Schedule 4.5.2         Breaches, Defaults, etc.
Schedule 4.5.3(a)      Liability Policies
Schedule 4.5.3(b)      Claims
Schedule 4.5.3(c)      Other Matter Referenced in Section 4.5.3
Schedule 4.5.3(d)      Declarations Pages
Schedule 4.5.3(e)      Insurance Policies Not in Force
Schedule 4.5.4         Transactions with Affiliates
Schedule 4.5.5         Non-Contravention, etc. (Contracts)
Schedule 4.6.1         Non-Contravention, etc. (Laws)
Schedule 4.6.2         Tax Matters
Schedule 4.6.4.1       Employee Plans
Schedule 4.6.4.6       Retiree Benefits
Schedule 4.7           Environmental and Safety Matters
Schedule 4.8(a)        Labor Matters
Schedule 4.8(b)        Employees
Schedule 4.9(a-e)      Customers, Suppliers and Distributors
Schedule 4.10.1        Litigation
Schedule 4.10.2        Product Liability Actions
Schedule 4.12          Financial Institutions
Schedule 4.15.3        Non-Contravention, etc. (Sellers)
Schedule 5.6           Capitalization (Holdings)
Schedule 5.8           Compliance (Buyer)
Schedule 5.9           Environmental (Buyer)

Schedule 5.10          Litigation (Buyer)


                                   EXHIBITS

Exhibit 1A        Articles of Amalgamation
Exhibit 1B        Articles of Incorporation to be adopted by Amalco
Exhibit 3.3 Section 3.3 Notice (providing wire instructions and allocation between U.S. and Canadian funds)
Exhibit 4.2       Company Financials
Exhibit 5.5       Omega Financials
Exhibit 6.2.3     Closing Agreements
                     (i)   Stockholders Agreement
                     (ii) Non-Competition Agreement (Messrs. Herbert D. Buller, Mark Buller, David Buller, Philip Buller and James Buller)
                     (iii) Escrow Agreement
                     (iv) Employment Agreements (Messrs. Herbert D. Buller, Mark Buller, David Buller, Philip Buller and James Buller)
                     (v) Resolutions of the directors and the stockholders of the Company approving the transfer of the Acquired Shares to the Buyer
                     (vi)  Unanimous Shareholder Termination Agreement
                     (vii) Buyer Unanimous Shareholder Agreement
Exhibit 6.5.1(a)  Estimated Closing Date Non-Cash Net Working Capital
Exhibit 6.5.1(b)  Estimated Closing Date Current Income Tax Liabilities
Exhibit 6.7       Payoff Letters
Exhibit 6.10      Wires
Exhibit 6.12      Amalco Unanimous Shareholder Agreement
Exhibit 7.7       Opinion of Aikins, MacAulay & Thorvaldson
Exhibit 8.5       Opinions of:
                    Ropes & Gray
                    Thompson Dorfman Sweatman
                    Davies Ward & Beck
Exhibit 9.1.3     Certain Environmental Matters

                         MASTER TRANSACTION AGREEMENT


     This MASTER TRANSACTION AGREEMENT (the "Agreement") is made as of the 29th day of January, 1999, among (i) 3578275 Canada Inc., a Canadian corporation (the "Buyer"); (ii) Omega Holdings, Inc., a Delaware corporation ("Holdings"); (iii) Bill Rademaker, Ernie Boschmann and Peter Neufeld (collectively the "Selling Employees"); (iv) HEB2 Holdings Ltd, Herbert Buller, Erna Buller, MEB2 Holdings, Ltd, MEB Family Trust, JWB2 Holdings, Ltd. JWB Family Trust, PCB2 Holdings Ltd., PCB Family Trust, DHB 2 Holdings, Ltd. and DHB Family Trust (collectively, with the Selling Employees, the "Sellers"); and (v) each of Mark Buller, Philip Buller, David Buller and James Buller (the "Selling Individuals" and collectively with the Sellers, the "Selling Participants").

                                   Recitals
                                   --------


     1. The Sellers collectively own all of the issued and outstanding shares of capital stock of Kitchen Craft of Canada, Ltd., a Canadian corporation (the "Company"), and all options, warrants or other rights to acquire the same.

     2. The Sellers desire to sell and transfer to the Buyer and the Buyer desires to purchase (the "Purchase") from the Sellers all of the issued and outstanding shares of capital stock and all outstanding options, warrants or other rights to acquire capital stock of the Company (collectively, the "Acquired Shares") for a combination of cash, the Rollover Shares (as defined in
Section 3.1) and the other consideration set forth in this Agreement, all upon the terms and subject to the conditions set forth in this Agreement.

     3. Immediately prior to the consummation of the Purchase, the Company will transfer (the "Bulrad Illinois Transfer") to Omega Kitchen Craft U.S. Corp., a Delaware corporation, all of the issued and outstanding shares of capital stock and all outstanding options, warrants and other rights to acquire capital stock (the "Bulrad Illinois Shares") of Bulrad Illinois Inc., an Illinois corporation ("Bulrad Illinois") for cash consideration of $599,340 (U.S.) (i.e., the equivalent of $910,000 (CDN)) (the "Bulrad Purchase Price).

     4. Prior to the consummation of the Purchase and the Bulrad Illinois Transfer, the Sellers and the Selling Individuals caused the Pre-Closing Transactions to be consummated as set forth in Schedule 4.3.3.

     5. Immediately following the consummation of the Purchase, the Buyer and the Company will amalgamate under Canadian law (the "Amalgamation"), forming a new corporation ("Amalco"), pursuant to the Articles of Amalgamation substantially in the form attached hereto as Exhibit 1A. In connection with the Amalgamation, Amalco will adopt

Articles of Incorporation substantially identical to the Articles of Incorporation of the Buyer, the form of which is attached hereto as Exhibit 1B.

     6. In connection with the Amalgamation, the Rollover Shares will be exchanged for shares of Class B Common Shares of Amalco (the "Exchange Shares"), which will be subject to the provisions attaching to such shares in the Articles of Incorporation of Amalco, as set forth in the Articles of Amalgamation.

                                   Agreement
                                   ---------

     Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

1.   DEFINITIONS.

     Capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 10.

2. THE PURCHASE. Upon the terms, subject to the conditions, and in reliance on the representations, warranties and covenants set forth herein, the Sellers will sell and transfer to the Buyer and the Buyer will purchase from the Sellers, on the Closing Date, all of the Acquired Shares.

3.   PAYMENT AND CLOSING.

     3.1.  Transaction Price.  In consideration of the sale and transfer by the
           -----------------
Sellers hereunder of the Acquired Shares to the Buyer and of the agreement by each Selling Participant to perform each of its other obligations and covenants hereunder, the Buyer will: (a) pay to the Sellers at the Closing an aggregate amount (the "Initial Cash Purchase Price") equal to $87,000,000 (CDN) minus the
                                                                      -----
Bulrad Purchase Price minus the Rollover Stock Value minus the Estimated Closing
                      -----                          -----
Date Current Income Tax Liabilities minus the Closing Debt Amount (to the extent
                                    -----
any portion of the Closing Debt Amount has not been discharged pursuant to
Section 6.6)  minus the Escrow Amount plus the Estimated Non-Cash Net Working
              -----                   ----
Capital Adjustment (it being understood that the Estimated Non-Cash Net Working Capital Adjustment may be a positive or negative amount, and if a negative amount shall reduce, on a dollar-for-dollar basis, the Initial Cash Purchase Price), (b) transfer to the Sellers an aggregate of 2,904.7728 shares of Class B Common Shares of the Buyer (the "Rollover Shares"), (c) deposit $2,000,000 (CDN) (the "Escrow Amount") at the Closing into the Escrow Account and (d) make such additional payments, if any, as may become due pursuant to the adjustment provisions of Section 6.5 (such aggregate consideration being referred to herein as the "Purchase Price").

     3.2.  Allocation Among Sellers.  Schedule 3.2 sets forth a list of:   (a)
           ------------------------
the Sellers, (b) the Acquired Shares held by each Seller, (c) the amount of the Initial Cash Purchase Price allocated (and to be paid) to each Seller and, (d) the number of Rollover Shares allocated (and to be issued and delivered) to each Seller.

     3.3.  Delivery by Buyer.  At the Closing, the Buyer shall deliver, against
           -----------------
the deliveries by the Sellers set forth in Section 3.4: (a) the Initial Cash Purchase Price by wire transfer of a combination of immediately available U.S. federal funds and Canadian Funds to an account designated by the Sellers by notice, a copy of which is attached hereto as Exhibit 3.3 (the "Section 3.3 Notice") to the Buyer not fewer than five (5) days prior to the Closing, (b) to the Escrow Agent the Escrow Amount by wire transfer of immediately available federal funds to the Escrow Account to be held in accordance with the terms and conditions set forth in the Escrow Agreement and (c) to the Sellers (or their representative), stock certificates representing the Rollover Shares. The
Section 3.3 Notice shall specify the allocation between U.S. Funds and Canadian Funds to be made pursuant to this Section 3.3. The actual amount of U.S. funds to be paid to the Sellers under this Section 3.3. shall be calculated based on an exchange rate of $1.5182 Canadian dollars to one U.S. dollar.

     3.4.  Delivery by Sellers.  At the Closing, the Sellers will convey,
           -------------------
transfer, assign and deliver to the Buyer a certificate or certificates for all of the Acquired Shares to be sold by the Sellers duly endorsed or accompanied by separate stock powers duly endorsed, with signature(s) certified by Aikins MacAulay & Thorvaldson, in each case free and clear of any Liens and in form proper for transfer and satisfactory to the Buyer against those deliveries by the Buyer set forth in Section 3.3.

     3.5.  Time and Place of Closing.  The closing of the Bulrad Illinois
           -------------------------
Transfer, the purchase and sale of the Acquired Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Thompson Dorfman Sweatman, Toronto Dominion Centre, 2200-201 Portage Avenue, Winnipeg, Manitoba R3B 3L3 or such other location as the parties may agree, at 9:00 a.m. (Manitoba time) on January 29, 1999 (the "Closing Date").

4.   REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTICIPANTS.

     In order to induce the Buyer to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (i) each of the Selling Participants other than the Selling Employees jointly and severally represents and warrants to the Buyer as set forth in Sections 4.1 through 4.16 below and
(ii) each Selling Employee represents and warrants solely with respect to such Selling Employee, and not any other Seller, as set forth in Sections 4.15.1, 4.15.2, 4.15.3 and 4.15.4 below:

     4.1.  Corporate Matters, etc.
           ----------------------

          4.1.1.  Organization, Power and Standing.  The Company and each
                  --------------------------------
     Subsidiary of the Company is a corporation liability duly organized, validly existing and in good standing under the laws of the jurisdiction of its existence, which in the case of the Company is Canada, and has all requisite corporate power and authority to execute, deliver and perform each of the Closing Agreements to which it is a party, to carry on the Business as currently conducted, and to consummate the transactions contemplated hereby (including without limitation, the Amalgamation, assuming that the Buyer does not cause the Company to take any action after the Closing and before the Amalgamation that is not explicitly described in this Agreement and further assuming that the Buyer complies with the amalgamation provisions of the Canada Business Corporations Act). The Company and each Subsidiary of the Company is duly qualified or licensed to do business as currently conducted, and is in good standing as such, in each jurisdiction in which the failure to be so qualified or licensed and in good standing could reasonably be expected to have a Material Adverse Effect, and each such jurisdiction is listed in
     Schedule 4.1.1.

          4.1.2.  Capitalization.  Schedule 4.1.2 is a true and correct list of
                  --------------
     all outstanding equity securities (including, without limitation, shares of capital stock as well as any options, warrants or other rights to acquire capital stock) of the Company. The only issued and outstanding shares of capital stock of the Company are the shares included in the Acquired Shares, all of which have been duly authorized and validly issued and are fully paid and non-assessable, and all of which are beneficially owned and held of record by the Sellers. There is no Contractual Obligation or Charter or By-law provision which obligates the Company to issue, purchase or redeem, or make any payment in respect of, any shares of capital stock or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar right or grants any right to share in the equity, income, revenues or cash flow of the Company.

          4.1.3.  Subsidiaries.  The Company has no Subsidiaries except as set
                  ------------
     forth on Schedule 4.1.3. Such Schedule sets forth the name and jurisdiction of incorporation or formation of each Subsidiary. The Company is the beneficial and record holder of 100 shares of Common Stock of Bulrad Illinois, which are all of the issued and outstanding shares of capital stock of Bulrad Illinois, and all of the issued and outstanding shares of capital stock of Kitchen Craft Cabinetry Ltd., such shares of Bulrad Illinois and Kitchen Craft Cabinetry Ltd. have been duly authorized and validly issued and are fully paid and nonassessable, and the Company owns such shares free and clear of any Liens other than restrictions on transfer
     imposed by applicable securities laws.   HBJR Inc., a Manitoba corporation
     ("HBJR") has amalgamated with Old Kitchen Craft and the Amalgamated Holding Companies as set forth on Schedule 4.3.3, and is now included in, the Company. Mobili Enterprises Northwest LLC, a limited liability company formed under the laws of the State of Washington, has been merged with and into Bulrad Illinois. There is no Contractual Obligation or Charter or By-law provision which obligates any Subsidiary to issue, purchase or redeem, or make any payment in respect of or pursuant to which the Company or any of its Subsidiaries, directly or indirectly, granted any option, warrant or other right to any Person to acquire any shares of the capital stock (or other shares of beneficial interest) of any Subsidiary of the Company or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar rights or grants any right to share in the equity, income, revenues or cash flow of any Subsidiary of the Company.

           4.1.4.  Charter and By-laws.  The Selling Individuals and Herbert D.
                   -------------------
     Buller have heretofore delivered to the Buyer a true and complete copy of the Company's Charter and By-laws and the Charter and By-laws of each of the Company's Subsidiaries.

     4.2.  Financial Statements, etc.
           -------------------------

           4.2.1.  Financial Information.
                   ---------------------

                   4.2.1.1.  Pre-Execution Deliveries.  The Buyer has been
                             ------------------------
          furnished with true and complete copies of each of the following (which are attached hereto as Exhibit 4.2):

                   (a) The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1996 and December 31, 1997, and the related consolidated statements of income and retained earnings and cash flows for the fiscal years then ended, accompanied by the notes thereto and the unqualified opinion thereon of Ernst & Young (Winnipeg) confirming that the same are prepared in accordance with Canadian generally accepted accounting principles consistently applied (the "Audited Financials").

                   (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1998 and related unaudited consolidated statements of earnings and stockholders equity and cash flows for the fiscal year then ended (the "Unaudited Year-End Internal Financials" and together with the Audited Financials, the "Financial Statements").

                   4.2.1.2.  Balance Sheet.  As used herein, the term "Balance
                             -------------
          Sheet Date" shall mean December 31, 1998 and the term "Balance Sheet" shall mean the balance sheet as of December 31, 1998 contained in the Unaudited Year-End Internal Financials.

          4.2.2.   Character of Financial Information.  The Financial Statements
                   ----------------------------------
     (including the notes thereto) were prepared in accordance with Canadian generally accepted accounting principles applied consistently throughout the periods specified therein, and present fairly the financial position and results of operations of the Company and its

     Subsidiaries as of the dates and for the periods specified therein, subject in the case of the Unaudited Year-End Internal Financials to an absence of footnotes and normal year- end audit adjustments which will not be material.

          4.2.3.  Inventory and Receivables.
                  -------------------------

                  4.2.3.1.  Inventories.
                            -----------

                  (a) The values at which all inventories are carried on the Balance Sheet, including without limitation the reserves with respect thereto reflected in the Balance Sheet, have been calculated in accordance with Canadian generally accepted accounting principles.

                  (b) Schedule 4.2.3.1(b) hereto is a true and complete copy of the summary as of the close of business on the last day of the calendar month immediately preceding the Closing Date of the inventory record with respect to inventory of the Company and its Subsidiaries, and includes: (i) an estimate as of such date of the amounts included in such inventory of inventory in transit and raw materials, and (ii) a reconciliation (including applicable reserves, which were established in accordance with past practices of the Company and its Subsidiaries taking into account current circumstances relating to the Business and Canadian generally accepted accounting principles) of the foregoing amounts to the inventory amounts in the Company's books and records as of such date, which reconciliation will be consistent with the past practices of the Company.

                  (c) Taking into account the reserves for inventory set forth in the Balance Sheet and Schedule 4.2.3.1(b), the inventories reflected on the Balance Sheet are, and the inventories reflected on
          Schedule 4.2.3.1(b) are, (i) in all material respects in good and merchantable condition, (ii) usable in all material respects for the purposes for which they are intended or salable in the Ordinary Course of Business, (iii) not excessive in kind or amount in the context of the Company's volume of business for such items taken as a whole, taking into account the seasonality of the Business and the build up of inventory in connection with direct response marketing, and (iv) verifiable in all material respects by reference to records which are maintained by the Company. The inventories reflected on the Balance Sheet included, and the inventories reflected on Schedule 4.2.3.1(b) include, any and all inventory held on consignment by third parties.

               4.2.3.2.  Accounts Receivable.
                         -------------------

                  (a) Schedule 4.2.3.2(a) is a schedule of aged accounts receivable of the Company and its Subsidiaries as of the close of business on the last day of the calendar month immediately preceding the Closing Date showing separately those receivables which, as of such date, had been outstanding from the due date for (i) 1 to 29 days, (ii) 30 to 59 days, (iii) 60 to 89 days, and (iv) 90 or more days (except in the case of the Edmonton, Alberta location where receivables outstanding longer than 60 days are aged (x) 60 to 74 days, and (y) 75 or more days), and the reserves therefor, which reserves have been calculated in accordance with both the past practices of the Company and its Subsidiaries taking into account current circumstances relating to the Business and its Subsidiaries and Canadian generally accepted accounting principles.

                  (b) Taking into account the reserves for uncollectible accounts set forth in the Balance Sheet and Schedule 4.2.3.2(a), all of the accounts reflected on the Balance Sheet were, and all of the accounts that will be reflected on Schedule 4.2.3.2(a) are, accounts receivable that (i) arose from valid sales in the Ordinary Course of Business, and (ii) to the Sellers' Knowledge, are not subject to any material rights of set-off or counterclaim.

          4.2.4.  Change in Condition.
                  -------------------

                  (a) Since December 31, 1997, the Business has been conducted only in the Ordinary Course of Business;

                  (b) Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has

                       (i) incurred or otherwise become liable in respect of any Debt except for (A) borrowings in the Ordinary Course of Business which have been repaid in full or are reflected in the Closing Debt Amount or (B) the issuance of notes and shareholder loans identified on Schedule 4.2.4(b), which notes and loans were part of the Pre-Closing Transactions set forth in Schedule 4.3.3 and are also included in the Closing Debt Amount, or

                       (ii) become liable in respect of any Guarantee (other
               than Guarantees by the Company and its Subsidiaries of obligations of the Company and its Subsidiaries);

               (c)  Except for the distribution of Excess Cash as described in
          Section 6.6 and except for the Pre-Closing Transactions, neither the Company nor any of its Subsidiaries has (i) since the Balance Sheet Date, declared or made (or agreed to declare or make) any Distribution or (ii) since December 31, 1997, entered into or performed any other transaction which has resulted or will result in any payment or other transfer of assets to or for the benefit of any Selling Participant or any Affiliate of any Selling Participant (other than transactions among the Company and its Subsidiaries and those transactions set forth on Schedule 4.2.4(c));

               (d)  Except for the matters set forth on Schedule 4.2.4(d) and
          Schedule 4.3.3, which matters, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, since December 31, 1997 neither the Company nor any of its Subsidiaries has (i) sold, leased to others or otherwise disposed of any portion of its assets (except for sales of inventory and equipment in the Ordinary Course of Business), (ii) entered into any Contractual Obligation relating to (A) the purchase of any debt or equity interest in any Person, (B) the purchase of assets constituting a business or
          (C) any merger, consolidation or other business combination, (iii) cancelled or compromised any material debt or claim, (iv) knowingly waived or released any right of material value (other than in the Ordinary Course of Business), or (v) instituted, settled or agreed to settle (other than in the Ordinary Course of Business) any material Action, inquiry or investigation;

               (e) Except for the matters set forth on Schedule 4.2.4(e), which matters, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, since the Balance Sheet Date neither the Company nor any of its Subsidiaries has (i) made any changes in the rate of Compensation in effect for any of the Selling Participants or any of their Affiliates or (ii) paid or agreed or orally promised to pay, conditionally or otherwise, any extra Compensation to any Person specified in clause (i), or (iii) made any changes (other than general salary increases in the Ordinary Course of Business) in the rate of Compensation of any other officer, employee, consultant or agent of the Company or any Subsidiary of the Company;

               (f) Since December 31, 1997, neither the Company nor any of its Subsidiaries has made any material change in its customary methods of accounting or accounting practices (including without limitation with respect to reserves), pricing policies or payment or credit practices or failed to pay any creditor any amount owed to such creditor when due or granted any extensions of credit;

               (g) Since December 31, 1997, none of any Selling Participants, the Company or any of its Subsidiaries has entered into any Contractual Obligation to do any of the things referred to in clauses
          (a), (c)(ii), (d) and (f) above (other than the exceptions to such clauses specifically set forth in such clauses);

               (h) Since the Balance Sheet Date, none of any Selling Participants, the Company or any of its Subsidiaries has entered into any Contractual Obligation to do any of the things referred to in clauses (b), (c)(i) and (e) above (other than the exceptions to such clauses specifically set forth in such clauses); and

               (i) Since the Balance Sheet Date, no Material Adverse Effect has occurred, nor, to the Sellers' Knowledge, has any event or events occurred which could reasonably be expected to have, a Material Adverse Effect.

     4.3. Liabilities.
          -----------

          4.3.1.  Debt.  Schedule 4.3.1 sets forth a full and accurate account
                  ----
     of the Closing Debt Amount.

          4.3.2.  Other Liabilities.  After giving effect to the Closing
                  -----------------
     hereunder and the consummation of the Purchase, neither the Company nor any of its Subsidiaries will have any material liabilities or other material obligations, whether absolute, accrued, contingent, due, to become due, or otherwise, other than the following:

                  (a) Obligations and liabilities of the Company and its Subsidiaries reflected on the Balance Sheet.

                  (b) Obligations and liabilities of the Company and its Subsidiaries incurred since the Balance Sheet Date in the Ordinary Course of Business.

                  (c) Obligations and liabilities of the Company and its Subsidiaries described in Schedules 4.2.4(d) and 4.2.4(e).

                  4.3.3.  Pre-Closing Transactions.    Schedule 4.3.3 hereto
                          ------------------------
          sets forth a true and complete description of certain actions taken since December 23, 1998 in preparation for the Closing (the "Pre-Closing Transactions"). Immediately prior to the amalgamation of the Amalgamated Holding Companies (as defined in Schedule 4.3.3) with HBJR and Kitchen Craft of Canada, Ltd., the predecessor to the Company ("Old Kitchen Craft"), to form the Company, neither HBJR nor any of the Amalgamated Holding Companies had any liabilities or other obligations, whether absolute, contingent, due, to become due, or otherwise, other than the notes and shareholder loans identified on
          Schedule 4.3.3 as described in Schedule 4.3.3 hereto and which are included in the Closing Debt Amount. Other than the ownership of 33,333 and 1/3 shares of Class I common shares of 3161234 Manitoba Ltd. valued at approximately $100,000 (CDN), by HEB Holdings Ltd. from August 26, 1998 through January 15, 1999, which such shares were fully paid and are non-assessable, the Amalgamated Holding Companies never carried on any business or were engaged in any activities other than holding shares of the Company or one or more of the Amalgamated Holding Companies. The Pre-Closing Transactions did not cause Old Kitchen Craft and its Subsidiaries and will not cause the Company or any of its Subsidiaries to incur any liabilities, whether absolute, contingent, due, to become due, or otherwise (other than the notes and shareholder loans identified on Schedule 4.3.3 which were issued or incurred as described in Schedule 4.3.3 hereto and are included in the Closing Debt Amount), or to lose any benefits.

     4.4. Assets.
          ------

          4.4.1.  Title to Assets.  The Company and its Subsidiaries have good
                  ---------------
     and marketable title to, or, in the case of Real Property (as defined in Section 4.4.2.1 below) have beneficial ownership with good and marketable registered title to such Real Property free and clear of all Liens except as described on Schedule 4.4.1, or in the case of property held under lease or other Contractual Obligation, have a valid and enforceable leasehold interest in and right to use, all of their respective properties, rights and assets, whether real or personal and whether tangible or intangible (collectively, the "Assets"), including without limitation all properties, rights and assets reflected in the Balance Sheet (except for inventory sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course of Business). The Assets are not subject to any Lien securing any Debt or other material obligation except as described in Schedule 4.4.1. The Assets (including without limitation the Real Property, the Equipment, the Intangibles and the Contracts) constitute all properties, rights and assets held for or used in or necessary for the conduct of the Business as currently conducted.

          4.4.2.  Real Property and Equipment.
                  ---------------------------

                  4.4.2.1.  General.  Except as set forth on Schedule 4.4.2(a),
                            -------
          all of the real property and fixtures and other improvements constituting real property included in the Assets (the "Real Property") and all of the tangible personal property other than inventory and other de-minimis quantities of parts and machinery in storage and not in operation included in the Assets (the "Equipment") are in good operating condition and repair in all material respects (subject to normal wear and tear), and are suitable for the purposes for which they are presently used in the Business as presently being conducted by the Company and its Subsidiaries. Schedule 4.4.2(a) sets forth a list of each lease or other Contractual Obligation (including all amendments) under which any

          Real Property or Equipment is held or used by the Company or any of its Subsidiaries (the "Leases"). Except as set forth in Schedule 4.4.2(a), there is no lease or other Contractual Obligation under which the Company or any of its Subsidiaries is liable as lessor with respect to any Real Property or Equipment. Schedule 4.4.2(a) also sets forth a list of all of the realty included in the Real Property and of the addresses of each other location, if any, at which is located any Equipment or inventory.

               4.4.2.2.  Real Estate Compliance.  Except as disclosed on
                         ----------------------
          Schedule 4.4.2(b), each current use of the Real Property occupied or used by the Company or any of its Subsidiaries complies with (i) all applicable Legal Requirements, including, without limitation, applicable zoning restrictions, bylaws and ordinances, and variances thereto; all health and fire codes, bylaws and ordinances; (ii) all subdivision regulations and (iii) all other covenants, conditions and restrictions applicable thereto, except for such non-compliance as has not had and will not have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.4.2(c), all certificates, licenses, approvals and permits necessary in connection with the construction and present use and operation of the Real Property and the lawful occupancy thereof (the "Permits") have been issued by the appropriate Governmental Authorities. The matters described on Schedule 4.4.2(c) have not had and could not reasonably be expected to have a Material Adverse Effect. The current use of such Real Property is in accordance with the certificates of occupancy relating thereto. All such Permits shall continue in full force and effect immediately after giving effect to the transactions contemplated hereby. All buildings, structures and improvements on or used in connection with the Real Property are located entirely within the limits thereof and there are no encroachments from buildings, structures or improvements on or used in connection with any adjacent property that encroach onto the Real Property, except for such encroachments from or onto Real Property as do not, and could not reasonably by expected to, individually or in the aggregate, interfere with the current use of such Real Property in the Business in any material respect.

               4.4.2.3.  Absence of Certain Notices.  Neither the Company nor
                         --------------------------
          any of its Subsidiaries, nor any Selling Participant, has received any notice (x) prior to January 1, 1995 the subject matter of which such notice has not been finally resolved or (y) except as set forth on
          Schedule 4.4.2.3, on or since January 1, 1995 of (i) any violation of any Legal Requirement, including, without limitation, zoning restrictions, bylaws and ordinances, building, life, safety, health and fire codes, bylaws and ordinances affecting any of the Real Property, (ii) any violation of any Permit or (iii) any eminent domain, condemnation or similar Action pending or, to the Sellers' Knowledge, threatened, or any decree or order relating thereto.

          4.4.3.  Intellectual Property Rights.  Schedule 4.4.3(a) lists all
                  ----------------------------
     Intangibles which are material to the conduct of the Business or otherwise are of material value to the Company and its Subsidiaries (the "Listed Intangibles"). Schedule 4.4.3(b) sets forth a list of each license or other Contractual Obligation (including all amendments) under which any Listed Intangible is held or used by the Company or any of its Subsidiaries (the "Listed Licenses"). Except as described in Schedule 4.4.3(b), there is no license or other Contractual Obligation under which the Company or any of its Subsidiaries is liable as licensor with respect to any Intangibles. Except as set forth on Schedule 4.4.3(b), none of any Seller, the Company or any of the Company's Subsidiaries has received any notice
     (x) prior to January 1, 1995 the subject matter of which such notice has not been finally resolved or (y) on or since January 1, 1995 that the use by the Company and its Subsidiaries of the Intangibles infringes or has infringed any rights of any third party; to the knowledge of the Selling Participants (other than the Selling Employees, as to whom no representation is made) and the Company after reasonable investigation of their records, documents and files, such use does not actually infringe and has not actually infringed any such rights and no activity of any third party infringes upon the rights of the Company and its Subsidiaries with respect to any of the Intangibles.

          4.4.4.  Accounts; Funds, etc.  Immediately after giving effect to the
                  --------------------
     Closing, all monies and accounts arising out of, relating to or established for the Business, the Company or any of its Subsidiaries shall be held by, and accessible only to, the Company and its Subsidiaries.

     4.5. Contracts, etc.
          --------------

          4.5.1.  Certain Contractual Obligations.  Set forth on Schedule 4.5.1
                  -------------------------------
     is a true and complete list of all of the following Contractual Obligations of the Company and its Subsidiaries (which such Schedule 4.5.1 is divided into Sections (a) through (j), each of which such Sections contains a true and complete list of the Contractual Obligations of the Company and its Subsidiaries referred to in the paragraph of Section 4.5.1 below identified by the same letter):

                  (a) All collective bargaining agreements and other labor agreements; all employment or consulting agreements; and all other material plans, agreements or arrangements (other than any Employee
          Plan) which constitute Compensation or benefits payable by the Company or any of its Subsidiaries.

                  (b) All Contractual Obligations under which the Company or its Subsidiaries has incurred or may incur any severance pay or special Compensation obligations or obligations to provide notice of termination of employment or pay in lieu of such notice which would arise or become payable by reason of, this Agreement or the consummation of the transactions contemplated hereby.

               (c) All Contractual Obligations (other than licensing, sales and distribution agreements disclosed pursuant to clause (h) below) under which the Company or its Subsidiaries is or will after the Closing be restricted from carrying on any business or other activities in any country (or any state, town, territory, province, city or other political subdivision thereof) in which the Business is currently conducted or is currently proposed to be conducted.

               (d) All Contractual Obligations (including without limitation options) to sell or otherwise dispose of a material portion of any Assets (other than sales of inventory in the Ordinary Course of Business).

               (e) All Contractual Obligations under which the Company or its Subsidiaries has or will after the Closing have any material liability or obligation to or for the benefit of any Selling Participant or any Affiliate of any Selling Participant (other than such Contractual Obligations disclosed on Schedule 4.5.4 or pursuant to any Closing Agreement).

               (f) All Contractual Obligations under which the Company or any of its Subsidiaries has any material liability or obligation for Debt or constituting or giving rise to a Guarantee of any material liability or obligation of any Person, or under which any Person has any material liability or obligation constituting or giving rise to a Guarantee of any material liability or obligation of the Company or its Subsidiaries (including without limitation partnership and joint venture agreements).

               (g) Other than as contemplated by the Closing Agreements and the Pre- Closing Transactions, all Contractual Obligations under which the Company or its Subsidiaries is or may become obligated to pay any material amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (i) acquisition or disposition of assets or securities, (ii) merger, consolidation or other business combination, or (iii) series or group of related transactions or events of a type specified in subclauses (i) and (ii).

               (h) All distributorship and sales representative or sales agency agreements and all other material Contractual Obligations (other than purchase orders and sales orders entered into in the Ordinary Course of Business), with distributors, suppliers, vendors, or other suppliers of goods or services.

               (i) All purchase orders for capital equipment that either (i) involve payments in any 12-month period after December 31, 1998 in excess of

          $250,000 (CDN) or (ii) were not entered into in the Ordinary Course of Business.

                  (j) All Contractual Obligations (other than purchase orders for capital equipment) not required to be listed on Schedule 4.5.1 pursuant to clauses (a) through (i) above which individually (or together with any related Contractual Obligations) involve liabilities or payments of the Company or any of its Subsidiaries in excess of $250,000 (CDN) in any 12-month period after December 31, 1998.

     The Sellers have heretofore made available to the Buyer a true and complete copy of each of the Contractual Obligations listed on Schedule 4.5.1 (or with respect to any oral Contractual Obligation, a complete and accurate description of such Contractual Obligation is set forth on Schedule 4.5.1A), each as in effect on the date hereof including without limitation all amendments thereto (the "Listed Contracts") and true and complete copies of each of the Leases, Listed Licenses and Insurance Policies.

          4.5.2.  Nature of Contracts, etc.  No breach or default by the Company
                  ------------------------
     or any of its Subsidiaries under any of the Contracts has occurred and is continuing, and to the Sellers= Knowledge no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other Person under any of the Contracts, other than any such breaches, defaults and events set forth on Schedule 4.5.2 which have not had and could not reasonably be expected to have a Material Adverse Effect. To the Sellers, Knowledge, no breach or default by any Person other than the Company or any of its Subsidiaries under any of the Contracts has occurred and is continuing, and no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by the Company or any of its Subsidiaries under any of such Contracts.

          4.5.3.  Insurance.  Set forth on Schedule 4.5.3(a) is a copy of the
                  ---------
     declarations page from each liability (including without limitation, public liability, products liability and automobile liability) policy by which the Company or its Subsidiaries has been insured since January 1, 1997 (collectively, the "Liability Policies"). Except for the matters set forth on the claims list included on Schedule 4.5.3(b), the matters set forth on
     Schedule 4.5.3(c) and such other matters which have not had and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, there have been no liability Actions against the Company or its Subsidiaries or, to the Sellers' Knowledge, any occurrence which may give rise to any Action against the Company or its Subsidiaries not in the Ordinary Course of Business or which will be in excess of any deductible under any Liability Policy. The list includes the current legal status of such claims or occurrences. Statutory workers' compensation has been maintained on all employees of the Company and its Subsidiaries to the extent required by Legal Requirements. The Company and its Subsidiaries have paid in full all amounts owing under The Workers Compensation Act, R.S.M. 1987, c. W200 (Manitoba) or any other comparable provincial legislation, and to the Sellers= Knowledge, none of the Company or any of its Subsidiaries has received a notice that has caused or would cause a penalty reassessment under such legislation. All worker's compensation policies with respect to employees of the Company and its Subsidiaries located in the United States were written by insurers in existence as of the date hereof. The premiums for all Liability Policies and workers' compensation policies have been fully paid. Set forth on Schedule 4.5.3(d) is a copy of the declarations page from all insurance policies of the Company and its Subsidiaries currently in effect other than the Liability Policies and the workers' compensation policies (together with the Liability Policies and the workers' compensation policies, the "Insurance Policies"). Immediately after giving effect to the Closing and the consummation of the transactions contemplated hereby, except as set forth on Schedule 4.5.3(e), each Insurance Policy will be in full force and effect and be payable to the Company or one or more of its Subsidiaries.

          4.5.4.  Transactions with Affiliates.  Except for the matters set
                  ----------------------------
     forth on Schedule 4.5.4 (the "Affiliate Relationships"), no Selling Participant or any Affiliate of any Selling Participant (other than the Company and its Subsidiaries) is an officer, director, employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any Contractual Obligation (other than the Closing Agreements) with, the Company or its Subsidiaries. Except as set forth on Schedule 4.5.4, there are no trademarks, trade names (or any component thereof), service marks, service names, copyrights, patents, patent rights, franchises, or confidential knowledge that any Selling Participant or any Affiliate of any Selling Participant owns or is licensed or otherwise has the right to use which are or have been used in, or are necessary to, the conduct of the Business. Since January 1, 1998, (i) the terms of the Affiliate Relationships have not been adversely altered in any material respect, and (ii) there have been no relationships, Contractual Obligations or other transactions between the Company or its Subsidiaries on the one hand, and any Seller or such Affiliate on the other hand, other than (x) the Affiliate Relationships, (y) other de-minimis relationships, Contractual Obligations and transactions the termination or non-continuation of which has not had and could not reasonably be expected to have a Material Adverse Effect and (z) the Pre- Closing Transactions. Except as set forth in Schedule 4.5.4, all transactions between the Company or any of its Subsidiaries on the one hand, and any Selling Participant or any Affiliate of any Selling Participant on the other hand, which occurred during the periods covered by the Financial Statements and are required by Canadian generally accepted accounting principles to be reflected therein, are reflected in the Financial Statements at amounts which do not overstate the net worth or net income of the Company and its Subsidiaries as compared with fair market values and prices which would have been charged and paid between parties at arms' length at the time of the entering into of the transactions in question.

          4.5.5.  Non-Contravention, etc.  Assuming that the Company does not,
                  ----------------------
     at any time after the Closing and prior to the Amalgamation, amend its Charter, By-Laws or any of its Contractual Obligations, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby (including without limitation, the Amalgamation) does or will constitute, result in or give rise to (i) a breach of or a default or violation under any Charter or By-Laws provision of the Company or its Subsidiaries, (ii) except as set forth on Schedule 4.5.5, a material breach of or a material default or material violation under any Contractual Obligation of the Company or any of its Subsidiaries, or the requirement that any consent under or waiver of any such Contractual Obligation, Charter or By-Laws be obtained, (iii) the acceleration of the time for performance of any obligation under any such Contractual Obligation, (iv) the imposition of any Lien upon or the forfeiture of any Asset (including without limitation any Asset held under a Lease or License), or (v) except as set forth on Schedule 4.5.5, any severance payments, right of termination, modification of terms, or any other right or cause of action under any such Contractual Obligation, Charter or By-laws provision. The failure to obtain waivers or consents with respect to the matters set forth on Schedule 4.5.5 has not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     4.6. Compliance with Laws, Consents, etc.
          -----------------------------------

          4.6.1.  Compliance Generally.  The Business has at all times been
                  --------------------
     conducted in compliance with all applicable Legal Requirements and the Company and its Subsidiaries are not in default or violation under any applicable Legal Requirement, except for such violations or defaults as have not had and could not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have been duly granted all licenses, permits, franchises and other authorizations under any Legal Requirement necessary for the conduct of the Business, except licenses, permits, franchises and other authorizations the failure of which to have been obtained has not had and could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby does or will constitute, result in or give rise to a breach or violation or default under any Legal Requirement applicable to the Company or its Subsidiaries except for such violations or defaults as have not had and could not reasonably be expected to have a Material Adverse Effect, assuming that the Buyer does not cause the Company to take any action after the Closing and before the Amalgamation that is not explicitly described in this Agreement and that the Buyer complies with the amalgamation provisions of the Canada Business Corporations Act. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority is required to be obtained or made by or on behalf of the Company or its Subsidiaries in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby (including without limitation, the Amalgamation), except for (i) the items listed on
     Schedule 4.6.1 which have been obtained and are and will be in full force and effect at the Closing and (ii) the filing of Articles of Amalgamation and accompanying statutory declarations to effect the Amalgamation.

          4.6.2.  Tax Matters. Except as set forth on Schedule 4.6.2 (which such
                  -----------
     Schedule 4.6.2 is divided into Sections (i) through (xxvii), each of which such Sections sets forth any exceptions to the paragraph of Section 4.6.2 below identified by the same number):

          (i) all Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been duly and timely filed in accordance with all applicable Legal Requirements, all such Tax Returns were true, correct and complete in all material respects, and no claim has ever been made by any Tax authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction,

          (ii) all Taxes that are due and payable by the Company and each of its Subsidiaries have been paid in full and all assessments for Taxes have been paid in full,

          (iii) no Tax Return has been the subject of examination or audit by Revenue Canada, the Internal Revenue Service ("IRS") or the appropriate provincial, state, local or foreign Tax authority,

          (iv) there are no outstanding deficiencies that have been asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause (i) by Revenue Canada, the IRS or the appropriate provincial, state, local or foreign Tax authority,

          (v) there is no Action, audit, deficiency or assessment pending or, to the Sellers' Knowledge threatened with respect to any Taxes of the Company or any of its Subsidiaries, and there are no Liens or other security interests on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than for current Taxes not yet due and payable,

          (vi) no waivers of statutes of limitations or extensions of time have been given or requested by or with respect to any Taxes of the Company or any of its Subsidiaries,

          (vii) Schedule 4.6.2 lists all income Tax Returns filed with respect to the Company and its Subsidiaries for all taxable years or periods for which the statute of limitations or period for assessment has not yet closed, indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit,

          (viii) no written powers of attorney (for example, IRS Form 2848 or other similar authority) with respect to Taxes of the Company or any of its Subsidiaries are currently in force,

          (ix) The Company and each of its Subsidiaries has remitted to the appropriate Tax authority when required by law to do so all amounts collected by it on account of the goods and services Tax imposed under the ETA,

          (x) The Tax liability of the Company and each of its Subsidiaries that files a Tax Return in Canada has been assessed by Revenue Canada for all taxable years up to and including the taxation year ended December 31, 1997,

          (xi) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return, or payment of any Tax, by the Company or any of its Subsidiaries and the Sellers have provided to the Buyer a true copy of all Tax Returns filed by the Company and each of its Subsidiaries since December 31, 1995,

          (xii) Each Seller and Selling Individual is a resident of Canada for the purposes of the Tax Act,

          (xiii) The Company and each of its Subsidiaries other than HBJR organized under the laws of Canada or a province thereof is a registrant for the purposes of the ETA whose registration numbers are listed on Schedule 4.6.2,

          (xiv) None of the Company or any of its Subsidiaries has made any elections or designations for the purposes of the Tax Act or any relevant provincial Tax law, or for the purposes of any administrative rulings or notices or administrative practices pursuant to such act or any such law with respect to any taxable years or periods with respect to which the statute of limitations or the period for assessment has not yet closed,

          (xv) None of the Company or any of its Subsidiaries that is subject to U.S. federal income taxation has made any payments, is obligated to make any payments or is a party to any agreement (including without limitation any of the Closing Agreements) that could obligate it to make any payments that will be not deductible under Section 280G of the Code or will be subject to the excise tax under Section 4999 of the Code,

          (xvi) The unpaid Taxes of the Company and its Subsidiaries did not as of December 31, 1998 exceed the reserve for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries,

          (xvii) The Company and each of its Subsidiaries have withheld and timely paid to Revenue Canada, the IRS or the appropriate provincial, state, local or foreign Tax authority all amounts required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries will continue to do so with respect to all such payments through the Closing Date,

          (xviii) no consent to the application of Section 341(f) of the Code has been made by or on behalf of the Company or any of its Subsidiaries,

          (xix) None of the Company or any of its Subsidiaries that is subject to U.S. federal income taxation is or has been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code,

          (xx) None of the Company or any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement;

          (xxi) None of the Company or any of its Subsidiaries has been a member of an Affiliated Group (as defined in Section 1504(a) of the Code, or any similar provision of state, local or foreign law) filing a consolidated federal income Tax Return or has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of provincial, state, local or foreign law), as a transferee, a successor, by contract, or otherwise,

          (xxii) Since the dates of its incorporation, the Company has been and is carrying on "manufacturing and processing in Canada of goods for sale or lease" within the meaning of section 125.1 of the Tax Act.

          (xxiii) There are no amounts outstanding and unpaid for which the Company or any of its Subsidiaries has previously claimed a deduction under the Tax Act with respect to any taxable years or periods with respect to which the statute of limitations or the period for assessment has not yet closed.

          (xxiv) Neither the Company nor any of its Subsidiaries has any outstanding loans or indebtedness incurred by directors, former directors, officers, shareholders and/or employees or by any person or corporation not dealing at arms' length (within the meaning of the Tax Act) with any of the foregoing.

          (xxv) There are no circumstances existing which could result in the application of section 80 of the Tax Act or any equivalent provincial provision to the Company or any of its Subsidiaries.

          (xxvi) Neither the Company nor any of its Subsidiaries has claimed or will claim any reserve under any one or more of subparagraph 40(1)(a)(iii), or paragraphs 20(1)(m) or 20(1)(n) of the Tax Act or any equivalent provincial provision, if any such amount could be included in the income of the Company or any Subsidiary for any period ending after the Closing Date.

          (xxvii) Neither the Company nor any of its Subsidiaries has acquired property from, or disposed of property to, for proceeds less than the fair market value thereof, any person or corporation with whom it does not deal at arm's length within the meaning of the Tax Act during any taxable year or period with respect to which the statute of limitations or the period for assessment has not yet closed and, during such same periods, all transactions between or among the Company or any of its Subsidiaries and any person owned or controlled directly or indirectly by the same persons that own or control the Company or any of its Subsidiaries satisfies the arm's length standard within the meaning of Treasury Regulation (S)1.482-1(b).

     The exempt surplus for the purposes of the Tax Act of Bulrad Illinois in respect of the Company is approximately $475,000 (U.S.) and in any case, not less than $385,000 (U.S.). The net capital losses of the Company immediately before the Closing available to be claimed in respect of the taxation year of the Company ending at time of the Closing is approximately $270,000 (CDN) and in any case, not less than $255,000 (CDN). Such loss will be utilized against any capital gain incurred as a result of the Bulrad Illinois Transfer. The Company's adjusted cost base of the Bulrad Illinois Shares (without taking into account any exempt surplus of Bulrad Illinois or the net capital losses referred to above) is not less than $100
     (CDN).

          4.6.3.  No Illegal Payments, etc.  Neither any Seller, the Company,
                  ------------------------
     its Subsidiaries, nor any of their respective officers, employees or agents, has (a) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was in a position to help or hinder the Company or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which at the time of such action would have subjected (whether then or in the future) the Company, its Subsidiaries or the Buyer to any damage or penalty in any Action, or (ii) the non- continuation of which has had or could reasonably be expected to have a Material Adverse Effect, or
     (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

          4.6.4.  Employee Benefit Plans.
                  ----------------------

                  4.6.4.1.  Disclosure. Schedule 4.6.4.1 sets forth all Employee
                            ----------
          Plans to which the Company or any Subsidiary contributes or is obligated to contribute, or under which the Company or any Subsidiary has or may have any present or future liability for premiums or benefits, or which benefits any employee or former employee of the Company or any Subsidiary or the beneficiaries of any such employee or former employee (an "Existing Plan"), as well as all plans, agreements, policies and arrangements that would be Existing Plans if the term "employee" were construed to include outside directors, consultants or other independent contractors who provide services to or for the benefit of the Company or its Subsidiaries. For purposes of this Agreement, the term "Employee Plan" means any plan, program, agreement, policy or arrangement (a "plan"), whether or not reduced to writing, that is: (i) a welfare benefit plan within the meaning of
          Section 3(1) of ERISA (a "Welfare Plan") and any other health benefit plan, including without limitation a plan relating to hospitalization, dental, vision, life or long or short term disability (any such plan, including a Welfare Plan, being referred to herein as a "Health Plan"); (ii) a pension benefit plan, including without limitation any pension benefit plan within the meaning of Section 3(2) of ERISA, (a "Pension Plan"); (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (iv) any other deferred-compensation, retirement, welfare-benefit, bonus, profit sharing, incentive or fringe-benefit plan.
          With respect to each Existing Plan, the Selling Participants have provided or made available to the Buyer accurate, current and complete copies of each of the following: (1) where the plan has been reduced to writing, the plan document together with all amendments; (2) where the plan has not been reduced to writing, a written summary of all material plan terms; (3) where applicable, copies of any trust agreements, custodial agreements, insurance policies, administration agreements and similar agreements, and investment management or investment advisory agreements; (4) copies of any summary plan descriptions, employee handbooks or similar employee communications; (5) copies of the most recent financial statements and actuarial reports related to such plan; (6) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination letter from the IRS, if any, and any related correspondence, including a copy of the request for such determination; (7) in the case of any funding arrangement intended to qualify as a VEBA under Section 501(c)(9) of the Code, a copy of any IRS letter determining that it so qualifies; (8) in the case of any plan for which Forms 5500 are required to be filed, a copy of the three most recently filed Forms 5500, with schedules attached; and (9) copies of any other reports or returns filed with, notices, letters or other correspondence to or from any insurers, trustees, Revenue Canada, the Manitoba Pension Commission, the IRS, the U.S. Department of Labor or any other Governmental Authority relating to the plan within the three years preceding the date of this Agreement. Also set forth in Schedule 4.6.4.1 is a list of each Existing Plan in which employees of the Company and its Subsidiaries will continue to participate after giving effect to the Closing (the "Company Plans").

               4.6.4.2.  No Defined Benefit Pension Plans. Neither the Company
                         ---------------------------------
          nor any Subsidiary, nor any corporation, trust, partnership or other entity that would be considered as a single employer with the Company or any of its Subsidiaries under applicable Canadian or Manitoba law or under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or
          (o) of the Code has ever maintained or been required to contribute to any defined benefit pension plan, as that term is defined in The Pension Benefits Act, R.S.M. 1987, c. P32 or any Employee Plan subject to Title IV of ERISA.

               4.6.4.3.  Plan Administration. Each Existing Plan, including any
                         -------------------
          associated trust or fund, is registered under and is in compliance with all applicable Legal Requirements and has been administered in accordance with its terms, and all reports, returns and filings required to be made thereunder have been made. Each Existing Plan that is intended to be qualified under Section 401(a) of the Code is so qualified. Nothing has occurred with respect to any Existing Plan that has subjected or could subject the Company or any of its Subsidiaries to a liability in any material amount under Section 502 of ERISA or Chapter 43 of Subtitle D or section 6652 of the Code, or that has subjected or could subject any participant in or beneficiary of an Existing Plan to a tax in any material amount under Section 4973 of the Code. Each Pension Plan has been funded in accordance with the requirements of such plans. There is no unfunded liability under any Pension Plan. No changes have occurred since the date of the most recent actuarial report provided to the Buyer in respect of each

          Pension Plan which makes such report misleading in any material respect and, since the date of such report, the Company or its Subsidiaries have not made or granted or committed to make or grant any benefit or improvements to which members of the Pension Plan are or may become entitled which are not reflected in such actuarial report. No funds have been withdrawn by the Company from any Pension Plan or other Existing Plans.

               4.6.4.4.  All Contributions and Premiums Paid. All required
                         -----------------------------------
          contributions, assessments and premium payments due on account of each Existing Plan have been made.

               4.6.4.5.  Claims. There are no existing (or, to the Sellers'
                         ------
          Knowledge, threatened) Actions or other controversies relating to an Existing Plan, other than claims for information or benefits in the normal course and, to the best of the Sellers' Knowledge, no basis exists for such an Action.

               4.6.4.6.  Retiree Benefits; Certain Health Plans.  Except as
                         --------------------------------------
          disclosed on Schedule 4.6.4.6, no Existing Plan that is a Health Plan
          (other than as required under Section 601 et seq. of ERISA with respect to any Welfare Plan), provides benefits or coverage following retirement or other termination of employment. Each welfare benefit trust or fund that constitutes or is associated with an Existing Plan and that is intended to be exempt from U.S. federal income tax under
          Section 501(c)(9) of the Code is so exempt. No event has occurred that could result in a loss of any deduction to the Company or its Subsidiaries under Section 162(n) of the Code. There are no employees or former employees of the Company or its Subsidiaries who are receiving from the Company or its Subsidiaries any pension or other payments, or who are entitled to receive any such payments, not covered by a Pension Plan to which the Company or its Subsidiaries is a party.

               4.6.4.7.  No Restrictions On Termination.   Except as disclosed
                         ------------------------------
          on Schedule 4.6.4.6, no provision of any Existing Plan would result in any limitation on the ability of the Company or any of its Subsidiaries, or Amalco to terminate the plan.

               4.6.4.8.  Effect of Transactions.  The execution and delivery of
                         ----------------------
          this Agreement and the consummation of the transactions contemplated hereby will not involve any prohibited transaction within the meaning of ERISA.

     4.7. Environmental and Safety Matters, etc. Each of the Company and its
          -------------------------------------
Subsidiaries is and has at all times been in compliance in all material respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws) relating to environmental, natural resource, public and workplace health or safety matters. Except as set forth on Schedule 4.7, there is no Action (including, without limitation, any Environmental Claim), pending (or, to the Sellers' Knowledge, threatened) against the Company or any of its Subsidiaries in respect of (i) noncompliance with any such Legal Requirement, (ii) except as disclosed in Schedule 4.10.1 or Schedule 4.10.2, personal injury, wrongful death, other tortious conduct, or the existence of any nuisance relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Company or any Subsidiary or any predecessor entity made of, containing or incorporating any Hazardous Substance, or (iii) the presence or release or threatened release into the Environment of any Hazardous Substance, whether generated by the Company or any Subsidiary or any predecessor entity or located at or about a site included in the Real Property or heretofore owned or, occupied or controlled by the Company or any Subsidiary or any predecessor entity or currently or heretofore leased or otherwise used by the Company or any Subsidiary or any predecessor entity. No event has occurred or condition exists or operating practice is being employed that will give rise to any liability or Losses on the part of the Company or any of its Subsidiaries (or, after the Closing, the Buyer) either at the present or at any future time (including, without limitation, any Environmental Claim) under any existing Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal prior to the Closing Date of any Hazardous Substance by or on behalf of the Company or any of its Subsidiaries or any of their respective predecessor entities or otherwise.

     4.8. Employee Matters.
          ----------------

               4.8.1.  Labor Relations.  Except as set forth in Schedule 4.8(a),
                       ---------------
          none of the employees of the Company or its Subsidiaries are represented by a labor union or employee association and the Company and its Subsidiaries are not subject to any agreement with any labor union or employee association and have not made any commitment to or conducted negotiations with any labor union or employee association with respect to any future agreement. To the best of the Sellers' Knowledge, during the period of five years preceding the date of this Agreement there has been no attempt to organize, certify or establish any labor union or employee association in relation to any of the employees of the Company or its Subsidiaries and no application had been filed or proceedings instituted by any union or employee association with any labor relations board seeking certification as a bargaining agent. To the best of the Sellers' Knowledge, there is no organizational effort currently being made or threatened by or on behalf of any labor union or employees association to organize any of the employees of the Company or its Subsidiaries, except as set forth in Schedule 4.8(a). There are no existing or threatened labor or employment disputes, grievances, controversies or other labor troubles affecting the Company or any of its Subsidiaries or the Business, except for disputes with individual employees arising in the Ordinary Course of Business.

               4.8.2.  Employees.  Schedule 4.8(b) states the name, duration of
                       ---------
          employment and age of each employee of the Company and its Subsidiaries as of the date set forth on Schedule 4.8(b). Schedule 4.8(b) also states the names of all employees of the Company and its Subsidiaries who, as of the date set forth on Schedule 4.8(b) are on disability, maternity, paternity or other authorized leave or who are receiving workers' compensation or short-term or long-term disability benefits, the date of commencement of the leave and the date of anticipated return of each such employee.

     4.9. Customers, Suppliers and Distributors.
          -------------------------------------

               (a) Except as set forth in Schedule 4.9(a), since the Balance Sheet Date (i) no customer (or group of customers) or any distributor of the Business has given the Company or any of its Subsidiaries notice that such customer (or group of customers) or distributor will cease to purchase products or services or reduce the amount of products and services purchased from the Company or any Subsidiary, and (ii) no supplier (or group of suppliers) of the Business listed on
          Schedule 4.9(c) has given the Company or its Subsidiaries notice that such supplier (or group of suppliers) will cease to supply or restrict the amount supplied or change its price or terms to the Company or its Subsidiaries of any products or services.

               (b) Except as set forth on Schedule 4.9(b), none of the Company or its Subsidiaries is a party to any Contract (i) with respect to special pricing or payment arrangements with any customer as of the Closing Date with respect to any Contract involving or which might involve, but for such special arrangements, payments in any 12-month period in excess of $100,000 (CDN) and as of the date set forth on
          Schedule 4.9(b) with respect to any other Contract or (ii) as of the Closing Date which provides special warranty provisions (including without limitation, with respect to duration), with any customer or the provision of benefits to any customer other than those offered to all customers.

               (c) Schedule 4.9(c) sets forth a list of each of the twenty largest customers and twenty largest suppliers of the Company and its Subsidiaries for calendar year 1998 and the dollar amount of their respective purchases or sales, as the case may be.

               (d) Schedule 4.9(d) sets forth each Contractual Obligation to which the Company or any of its Subsidiaries is a party under the terms of which (i) it may be obligated to purchase any product from, or sell any product to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers or (ii) any other Person may be similarly obligated toward the Company or any of its Subsidiaries.

               (e) Except as set forth on Schedule 4.9(e), to the Sellers' Knowledge no supplier or vendor to the Company or any of its Subsidiaries is subject to restrictions of any kind or nature whatsoever on its ability to export (directly or indirectly) instruments or other goods purchased by the Company or its Subsidiaries into Canada or the United States.

   4.10.  Litigation, etc.
          ---------------

          4.10.1.  General Litigation.  There is no Action, at law or in
                   ------------------
   equity, or any proceeding before or investigation by any Governmental Authority pending or (to the Sellers' Knowledge) threatened against the Company or its Subsidiaries, except as described in Schedule 4.10.1. Set forth on Schedule 4.10.1 is the reserve with respect to each matter listed thereon maintained on the books and records of the Company in accordance with past practice. There is no Action, at law or in equity, pending or (to the Sellers' Knowledge) threatened against the Company or its Subsidiaries, nor, to the Sellers' Knowledge is there any basis therefor, which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. No Governmental Order (i) has been issued against any Person other than the Company or its Subsidiaries which granted equitable relief binding the Company or its Subsidiaries or which has otherwise had or could reasonably be expected to have a Material Adverse Effect or (ii) has been issued against the Company or its Subsidiaries and is still in effect.

          4.10.2.  Products Liability Matters.  Set forth on Schedule 4.10.2 is
                   --------------------------
   (i) a listing of all product liability Actions pending or, to the Sellers' Knowledge threatened (other than the Existing Products Claims referred to below) which have been made against the Company or its Subsidiaries and have not been resolved, and (ii) a listing and description (including without limitation summary of procedural status, status of settlement discussions, and other significant matters) of all pending product liability claims and all product liability claims threatened and other occurrences which have occurred but have not yet resulted in a products liability claim (collectively, the "Existing Products Claims") and the reserve with respect to each such claim and occurrence maintained on the books and records of the Company in accordance with Canadian generally accepted accounting principles and past practice.

   4.11.  Disclosure.  Neither this Agreement (including without limitation
          ----------
the Schedules hereto), nor the Financial Statements, nor any certificate furnished or to be furnished by or on behalf of the Selling Participants, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     4.12.  Banking Facilities, Powers of Attorney, etc.  Schedule 4.12 hereto
            -------------------------------------------
sets forth a true, correct and complete list of each bank, savings and loan or similar financial institution in which the Company or any of its Subsidiaries has an account or safety deposit box or other arrangement, and any numbers of the accounts or safety deposit boxes maintained by the Company or its Subsidiaries thereat, the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, and any outstanding powers of attorney executed on behalf of the Company or its Subsidiaries in respect of the Company or its Subsidiaries. Except as set forth on Schedule 4.12, neither the Company nor any of its Subsidiaries have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the Ordinary Course of Business.

     4.13.  Books and Records.  The books of account, minute books, stock record
            -----------------
books and other records of the Company and its Subsidiaries, all of which have been made available to the Buyer, are true, complete and correct in all material respects. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.

     4.14.  Brokers or Finders Fees.  The Selling Participants and their agents
            -----------------------
have incurred no liability and will incur no liability, contingent or otherwise, for brokerage or finder's fees or agents commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby, except for fees and expenses (if any) which shall be solely the responsibility of and will be paid by the Sellers or the Selling Individuals (and will not become an obligation of the Company, any of its Subsidiaries or Amalco) after the Closing.

     4.15.  Representations and Warranties Relating to the Sellers.
            ------------------------------------------------------

            4.15.1.  Enforceability.  Each of this Agreement and the Closing
                     --------------
     Agreements to which any of the Sellers are stated to be party has been duly authorized, executed and delivered by or on behalf of each Seller stated to be party thereto, and constitutes the legal, valid and binding obligation of each Seller stated to be party thereto, enforceable against each Seller stated to be party thereto in accordance with its terms.

            4.15.2.  Organization, Power and Standing.  Each Seller (other than
                     --------------------------------
     any Seller who is a natural person or which is a trust) is a corporation duly organized, validly existing and in good standing under the laws of Manitoba. Each of MEB Family Trust, JWB Family Trust, PCB Family Trust and DHB Family Trust is a valid trust under, and is governed by, the laws of Manitoba. Pursuant to the trust agreement dated as of April 29, 1996 with respect to the MEB Family Trust, Mark Buller has been duly appointed as trustee of the MEB Family Trust, and he has further been duly authorized to act on behalf of such trust with respect to this Agreement and the transactions contemplated hereby. Pursuant to the trust agreement dated as of April 29, 1996 with respect to the JWB Family Trust, James Buller has been duly appointed as trustee of the JWB Family Trust, and he has further been duly authorized to act on behalf of such trust with respect to this Agreement and the transactions contemplated hereby. Pursuant to the trust agreement dated as of April 29, 1996 with respect to the PCB Family Trust, Philip Buller has been duly appointed as trustee of the PCB Family Trust, and he has further been duly authorized to act on behalf of such trust with respect to this Agreement and the transactions contemplated hereby. Pursuant to the trust agreement dated as of April 29, 1996 with respect to the DHB Family Trust, Herbert and Erna Buller have been duly appointed as trustees of the DHB Family Trust, and they have further been duly authorized to act on behalf of such trust with respect to this Agreement and the transactions contemplated hereby. Each Seller has all requisite power and authority, corporate and otherwise, to enter into this Agreement and each Closing Agreement to which it is stated to be party, to carry out and perform its obligations hereunder and thereunder and to consummate the Purchase, the Pre-Closing Transactions and the exchange of shares contemplated by the Amalgamation.

          4.15.3.  Non-Contravention, etc.  Neither, the execution and delivery
                   ----------------------
     of this Agreement or any of the Closing Agreements to which any of the Sellers are stated to be party, nor the consummation of the transactions contemplated hereby (including without limitation, the Amalgamation) does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of any Seller or any Legal Requirement applicable to any Seller or, in the Charter or By-laws, trust documents or other organizational documents of such Seller. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of any Seller, is required to be made by or on behalf of the Sellers in connection with the execution, delivery or performance of (i) this Agreement or any of the Closing Agreements to which any of the Sellers are stated to be party and
     (ii) the transactions contemplated hereby (including without limitation, the Amalgamation) by the Sellers, except for such items set forth on
     Schedule 4.15.3 which such items have been obtained and are and will continue to be in full force and effect at and through the Closing..

          4.15.4.  Title, etc.  Each Seller has good and marketable title to the
                   ----------
     Acquired Shares owned by such Seller, free and clear of any Liens. Except pursuant to this Agreement, there is no Contractual Obligation pursuant to which any Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any Acquired Shares or of any other direct or indirect interests in the Company or any of its Subsidiaries. Upon delivery of certificates representing such Acquired Shares, and payment therefor as contemplated herein, the Buyer will receive good and marketable title to such Acquired Shares free and clear of any Liens and subject to no rescission or similar rights or equities of any kind.

          4.15.5.  Investment Intent, Etc.     The Sellers who are acquiring the
                   -----------------------
     Rollover Shares and the Exchange Shares (as indicated on Schedule 3.2) and who, as holders of the Exchange Shares, may as a result of either their exercise of exchange rights with respect to the Exchange Shares or as a result of the exercise by Amalco of exchange rights with respect to the Exchange Shares receive Holdings Shares, are acquiring such Rollover Shares and Exchange Shares and will acquire such Holdings Shares, as principals, for their own account, for investment only and not with a view to resale, or for sale in connection with, any distribution thereof within the meaning of the Securities Act or the MSA, or in a manner which is or would be in violation of any applicable Legal Requirement, including without limitation the Securities Act and the MSA. The Selling Participants understand and agree that one or more of the foregoing transactions may be exempt from the registration and prospectus requirements of the MSA only if a report in Form 8 of the Regulations under the MSA is prepared, executed and filed with The Manitoba Securities Commission within a period of 10 days after any such transaction. The Sellers agree to execute all such reports and otherwise cooperate with Holdings and Amalco in effecting all such filings as may in the discretion of Holdings and Amalco be required. The Selling Participants also understand and agree that the Rollover Shares and the Exchange Shares and the Holdings Shares will not be registered or qualified under the Securities Act or the MSA or other state or provincial "blue-sky" or other securities laws and therefore cannot be resold unless such resale is registered under the Securities Act and applicable state laws and unless a prospectus is filed and a receipt obtained therefor under the MSA or unless exemptions from the registration and prospectus and filing requirements of the Securities Act and the MSA are available, and that neither the Buyer nor any of its Affiliates is under any obligation to effect any such registration or file any such prospectus or obtain any such exemption, except to the extent set forth in the Stockholders Agreement with respect to the Exchange Shares. The Selling Participants acknowledge that the Exchange Shares to be acquired will bear a legend to the effect that transfers are restricted unless (i) the transfer is exempt from the registration requirements under the Securities Act, and Amalco receives an opinion of counsel reasonably satisfactory to it to that effect or (ii) the transfer is made pursuant to an effective registration statement under the Securities Act and complies with or is exempt from the registration and prospectus requirements of the MSA. Each of the Sellers who is acquiring Rollover Shares, Exchange Shares or who may acquire Holdings Shares (other than the Selling Employees as to whom no representation as to "accredited investor" status is made) is an "accredited investor" within the definition set forth in Rule 501(a) under the Securities Act and is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act. Each of the Selling Employees is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act. The Sellers who are acquiring Rollover Shares or Exchange Shares or who may acquire Holdings Shares are able to bear the economic risk of holding such shares for an indefinite period of time, are experienced and have such knowledge and experience in financial and business matters and are capable of evaluating the risks and merits of acquiring the Rollover Shares, the Exchange Shares and the Holdings Shares. The Selling Participants have been provided access to information and have been afforded an opportunity to ask questions of and receive answers from representatives of the Buyer and its Affiliates concerning the terms and conditions of this Agreement and the business, assets and condition, financial and otherwise, of Holdings and its Subsidiaries.

     4.16.   Representations and Warranties Relating to the Selling Individuals.
             ------------------------------------------------------------------

             4.16.1.  Enforceability. Each of this Agreement and the Closing
                      --------------
     Agreements to which any of the Selling Individuals are stated to be party has been duly authorized, executed and delivered by each Selling Individual stated to be party thereto, and constitutes the legal, valid and binding obligation of each Selling Individual stated to be party thereto, enforceable against each Selling Individual stated to be party thereto in accordance with its terms.

             4.16.2.  Power and Standing.  Each Selling Individual has full
                      ------------------
     power and authority to execute and deliver this Agreement and each of the Closing Agreements to which such Selling Individual is stated to be party, and to perform his obligations hereunder and thereunder.

             4.16.3.  Non-Contravention, etc.  Neither the execution and
                      -----------------------
     delivery of this Agreement or any of the Closing Agreements to which any Selling Individual is stated to be party, nor the consummation of the transactions contemplated hereby (including without limitation the Amalgamation) does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of any Selling Individual or any Legal Requirement applicable to any Selling Individual. No approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including, without limitation, any party to any Contractual Obligation of any Selling Individual, is required to be made by or on behalf of any Selling Individual in connection with (i) the execution, delivery or performance of this Agreement or any Closing Agreement to which any Selling Individual is stated to be party and (ii) the transactions contemplated hereby (including without limitation, Amalgamation) by any Selling Individual.

5.   REPRESENTATIONS AND WARRANTIES OF THE BUYER.

     In order to induce the Sellers to enter into and perform this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Sellers as follows:

     5.1. Corporate Matters.  The Buyer is a corporation duly organized, validly
          -----------------
existing and in good standing under the laws of Canada. Holdings is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Buyer and Holdings has all requisite power and authority to execute, deliver and perform this Agreement and each Closing Agreement to which the Buyer and Holdings, as the case may be, is stated to be party and to consummate the transactions contemplated hereby (including without limitation in the case of the Buyer, the Amalgamation). The Buyer has heretofore delivered to the Sellers true and complete copies of the Buyer's and Holdings' Charter and By- laws.

     5.2. Authorization and Enforceability.  This Agreement and each Closing
          --------------------------------
Agreement to which the Buyer or Holdings is stated to be party has been duly authorized, executed and delivered by the Buyer or Holdings, as the case may be, and constitutes the legal, valid and binding obligation of the Buyer or Holdings, as the case may be, enforceable against the Buyer or Holdings, as the case may be, in accordance with its terms.

     5.3. Non-Contravention, etc.  Neither the execution, delivery nor
          ----------------------
performance of this Agreement or any of the Closing Agreements to which the Buyer or Holdings is stated to be party, nor the consummation of the transactions contemplated hereby (including without limitation, the Amalgamation) does or will constitute, result in or give rise to any breach or violation of, or any default or right or cause of action under, any Contractual Obligation of or the Charter or By-Laws of the Buyer or Holdings or any Legal Requirement applicable to the Buyer or Holdings. Other than post-acquisition filings under the Investment Canada Act and U.S. federal and state and Canadian federal and provincial securities laws filings in connection with the sale of capital stock in connection with the transactions contemplated hereby, no approval, consent, waiver, authorization or other order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority or any other Person, including without limitation any party to any Contractual Obligation of the Buyer or Holdings, is required to be obtained or made by or on behalf of the Buyer or Holdings in connection with the execution, delivery or performance of (i) this Agreement or any Closing Agreement to which the Buyer or Holdings is stated to be party and (ii) the transactions contemplated hereby (including without limitation, the Amalgamation) by the Buyer or Holdings, except for such items which have been obtained and are and will be in full force and effect at the Closing.

     5.4.  Brokers or Finders Fees.  The Buyer and its agents have incurred no
           -----------------------
liability and will incur no liability, contingent or otherwise, for brokerage or finder's fees or agents commissions or other similar payment in connection with this Agreement or the transactions contemplated hereby except for fees and expenses (if any) which shall be the responsibility of and be paid by Holdings and/or its Subsidiaries (and will not become an obligation of the Selling Participants) after the Closing.

     5.5. Financial Statements, etc.
          -------------------------

          5.5.1.  Financial Information  The Sellers have been furnished with
                  ---------------------
     true and complete copies of each of the following (which are attached hereto as Exhibit 5.5):

                  (a) The audited consolidated balance sheets of Holdings and its Subsidiaries as of December 28, 1996 and December 27, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, accompanied by the notes thereto and the unqualified opinion thereon of Ernst & Young LLP confirming that the same are prepared in accordance with United States generally accepted accounting principles consistently applied (the "Omega Audited Financials").

                  (b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries as of January 2, 1999 and related unaudited consolidated statements of income cash flows for the year then ended (the "Omega Unaudited Financials).

          5.5.2.  Character of Financial Information  The Omega Audited
                  ----------------------------------
     Financials (including the notes thereto) and the Omega Unaudited Financials were prepared in accordance with United States generally accepted accounting principles applied consistently throughout the periods specified therein, and present fairly the financial position and results of operations of Holdings and its Subsidiaries as of the dates and for the periods specified therein, subject in the case of the Omega Unaudited Financials to an absence of footnotes and normal year-end audit adjustments.

     5.6. Capitalization.  Schedule 5.6 is a true and correct list of all
          --------------
outstanding equity securities (including, without limitation, shares of capital stock as well as any options, warrants or other rights to acquire capital stock) of Holdings. The only issued and outstanding shares of capital stock of Holdings are the shares listed on Schedule 5.6, all of which have been duly authorized and validly issued and are fully paid and non-assessable. The Buyer is an indirect, wholly-owned subsidiary of Holdings and, except for the transfer of the Rollover Shares contemplated by this Agreement, has not granted any option, warrant or other right to acquire capital stock of the Buyer. The authorized capital stock of the Buyer consists of an unlimited number of Class A Common Shares and an unlimited number of Class B Common Shares. The only issued and outstanding shares of capital stock of the Buyer are 100,000 Class A Common Shares, all of which have been duly authorized and validly issued, are fully paid and non-assessable and are owned by an indirect, wholly-owned subsidiary of Holdings. Except as set forth on Schedule 5.6 (with respect to Holdings) and except for this Agreement

(with respect to the Buyer) there is no Contractual Obligation or Charter or By-law provision which obligates Holdings or the Buyer to issue, purchase or redeem, or make any payment in respect of, any shares of capital stock or other securities convertible into or exchangeable for shares of capital stock or which provides for any stock appreciation or similar right or grants any right to share in the equity, income, revenues or cash flow of the Company. As of the Closing (after giving effect to the Amalgamation), the Exchange Shares (on an as exchanged basis) will represent 3.4611% of the total issued and outstanding shares of Holdings common stock on a fully diluted basis (i.e., including shares issuable upon exercise of outstanding options and warrants).

     5.7.  Other Liabilities.  After giving effect to the Closing hereunder and
           -----------------
the consummation of the Purchase, neither the Buyer nor Holdings will have any material liabilities or other material obligations, whether absolute, accrued, contingent, due, to become due, or otherwise, other than the following:

               (a) Obligations and liabilities of Holdings and its Subsidiaries reflected on the balance sheet referred to in Section 5.5.1(b) above.

               (b) Obligations and liabilities of Holdings and its Subsidiaries incurred since the date of the balance sheet referred to in Section 5.5.1(b) above.

               (c) Obligations and liabilities of the Buyer, Holdings and Holdings' Subsidiaries incurred in connection with the transactions contemplated hereby (including, without limitation, the incurrence of debt to finance the Purchase and to provide working capital for Amalco, Holdings, and Holdings' Subsidiaries) or assumed in the Amalgamation by operation of law from the Company.

     5.8.  Compliance Generally.  The respective businesses of the Buyer,
           --------------------
Holdings and Holdings' Subsidiaries have at all times been conducted in compliance with all applicable Legal Requirements and the Buyer, Holdings, and Holdings' Subsidiaries are not in default or violation under any applicable Legal Requirement, except for such violations or defaults as have not had and could not reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries considered as a whole. The Buyer, Holdings and Holdings' Subsidiaries have been duly granted all licenses, permits, franchises and other authorizations under any Legal Requirement necessary for the conduct of their business as presently conducted, except licenses, permits, franchises and other authorizations the failure of which to have been obtained has not had and could not reasonably be expected to have a material adverse effect on Holdings and its Subsidiaries considered as a whole. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby does or will constitute, result in or give rise to a breach or violation or default under any Legal Requirement applicable to the Buyer, Holdings or Holdings' Subsidiaries except for such violations or defaults as have not had and could not reasonably be expected to have a material adverse effect on
Holdings and its Subsidiaries considered as a whole.   Other than
post-acquisition filings under the Investment Canada Act and U.S. federal and state and Canadian federal and provincial securities laws filings in connection with the sale of capital stock in connection with the transactions contemplated hereby, no approval, consent, waiver, authorization or order of, and no declaration, filing, registration, qualification or recording with, any Governmental Authority is required to be obtained or made by or on behalf of the Buyer, Holdings or any of Holdings' Subsidiaries in connection with the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby (including without limitation, the Amalgamation), except for the items set forth on Schedule 5.8, which such items which have been obtained and are and will be in full force and effect at the Closing.

     5.9. Environmental and Safety Matters, etc. Each of the Buyer, Holdings and Holdings' Subsidiaries is and has at all times been in compliance in all material respects with all applicable Legal Requirements (including, without limitation, all applicable Environmental Laws) relating to environmental, natural resource, public and workplace health or safety matters. Except as set forth on Schedule 5.9, there is no Action (including, without limitation, any environmental claim), pending against the Buyer, Holdings or any of Holdings' Subsidiaries in respect of (i) noncompliance with any such Legal Requirement,
(ii) except as disclosed in Schedule 5.10, personal injury, wrongful death, other tortious conduct, or the existence of any nuisance relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Buyer, Holdings or any of Holdings' Subsidiaries or any predecessor entity made of, containing or incorporating any Hazardous Substance, or (iii) the presence or release or threatened release into the Environment of any Hazardous Substance, whether generated by the Buyer, Holdings or any of Holdings' Subsidiaries or any predecessor entity or located at or about a site owned or occupied or controlled by the Buyer, Holdings or any of Holdings' Subsidiaries or any predecessor entity or currently or heretofore leased or otherwise used by the Buyer, Holdings or any of Holdings' Subsidiaries or any predecessor entity. No event has occurred or condition exists or operating practice is being employed that will give rise to any liability or Losses on the part of the Buyer, Holdings or any of Holdings' Subsidiaries either at the present or at any future time (including, without limitation, any environmental claim) under any existing Environmental Laws or otherwise resulting from or relating to the handling, storage, use, transportation or disposal prior to the Closing Date of any Hazardous Substance by or on behalf of the Buyer, Holdings or any of Holdings' Subsidiaries or any of their respective predecessor entities or otherwise.

     5.10. General Litigation.  Except as described in Schedule 5.10., there is
           ------------------
no Action, at law or in equity, or any proceeding before or investigation by any Governmental Authority pending or (to the knowledge of the Buyer) threatened against the Buyer, Holdings or any of Holdings' Subsidiaries, which seeks, or is reasonably likely to result in, a judgment in excess of $2,000,000. Set forth on Schedule 5.10 is the reserve with respect to each matter listed thereon maintained on the books and records of the Buyer, Holdings and Holdings' Subsidiaries in accordance with past practice. There is no Action, at law or in equity, pending or (to the knowledge of the Buyer) threatened against the Buyer, Holdings or Holdings' Subsidiaries, nor, to the knowledge of the Buyer is there any basis therefor, which seeks rescission of, seeks to enjoin the consummation of, or otherwise relates to, this Agreement or any of the transactions contemplated hereby. Except as has not had and would not reasonably be expected to have a material adverse effect on Buyer, Holdings and Holdings' Subsidiaries (taken as a whole), no Governmental Order has been issued against, or is otherwise binding against, the Buyer, Holdings or any of Holdings' Subsidiaries.

     5.11.  Stockholders Agreement.  Attached hereto as Exhibit 6.2.3(i) is a
            ----------------------
true and correct copy of the Stockholders Agreement among Holdings and its stockholders as amended to date.

6.   CERTAIN AGREEMENTS OF THE PARTIES.

     6.1.   Consents.  From and after the Closing, each party hereto will use
            --------
reasonable best efforts to secure the written consents or waivers required under all Contractual Obligations of the Selling Participants and the Company and its Subsidiaries (including, without limitation, the consents and waivers described on Schedule 4.5.5) in a manner reasonably satisfactory in form and substance to the Buyer.

     6.2.   Certain Closing Matters.
            -----------------------

            6.2.1.  Expenses of Transaction.  Subject to Section 9 hereof, each
                    -----------------------
     party hereto will pay all financial advisory, legal, accounting and other expenses incurred by it in connection with the preparation and execution of this Agreement, the compliance herewith and the transactions contemplated hereby. For the purposes of the preceding sentence, if the transactions contemplated hereby are consummated, all such fees and expenses of the Company and its Subsidiaries shall be deemed to be fees and expenses of, and shall be borne by, the Sellers and the Selling Individuals.

            6.2.2.  Preparation for Closing.  Each party has used and will use
                    -----------------------
     its best efforts to bring about the fulfillment of each of the conditions precedent to the obligations of the other parties hereto set forth in this Agreement, and will render all reasonable assistance (not requiring the expenditure of funds) to such other parties requested by such other parties in connection with such other parties' best efforts.

            6.2.3.  Certain Closing Agreements.  Attached hereto as Exhibit
                    --------------------------
     6.2.3 are forms of each of the following agreements (the "Closing Agreements"). On or prior to the Closing, each of the parties hereto shall have executed and delivered, or cause such Person's Affiliates to execute and deliver such of the following Closing Agreements to which they are respectively stated to be party in substantially the same form as set forth in Exhibit 6.2.3:

               (i) the Stockholders Agreement (the "Stockholders Agreement") among Holdings and the stockholders of Holdings party thereto;

               (ii) the Non-Competition Agreement (the "Non-Competition Agreement") between Holdings and each of Herbert D. Buller, Mark Buller, James Buller, David Buller and Philip Buller.

               (iii) the Escrow Agreement among the Buyer, the Selling Participants and the escrow agent identified therein (the "Escrow Agreement");

               (iv) the following employment agreements (the "Employment Agreements"):

               (A) the Employment Agreement between the Buyer and Herbert D. Buller;

               (B)   the Employment Agreement between the Buyer and Mark Buller;

               (C)   the Employment Agreement between the Buyer and James
                     Buller;

               (D)   the Employment Agreement between the Buyer and David
                     Buller;

               (E)   the Employment Agreement between the Buyer and Philip
                     Buller;

               (v) Resolutions of the directors and the stockholders of the Company, as may be required by the Charter of the Company, approving the transfer of the Acquired Shares to the Buyer;

               (vi) an agreement among the parties to any unanimous shareholder agreement concerning the business and affairs of the Company and/or its Subsidiaries, terminating such unanimous shareholder agreement as of the Closing Date (the "Unanimous Shareholder Termination Agreement"); and

               (vii) unanimous shareholders agreements relating to the Buyer (the "Buyer Unanimous Shareholder Agreement").

     6.3. Covenants regarding Confidentiality.  Each of the Selling Participants
          -----------------------------------
acknowledges that the success of the Company and its Subsidiaries after the Closing depends in part upon the continued preservation of the confidentiality of certain information possessed by such Selling Participant that the preservation of the confidentiality of such information by such Selling Participant is an essential premise of the bargain between the Selling Participants and the Buyer, and that the Buyer would be unwilling to enter into this Agreement in the absence of this Section 6.3. Accordingly, each Selling Participants hereby agrees with the Buyer that such Selling Participants will not, and will cause its Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of the Buyer, disclose or use, in any way harmful to the Buyer or its Affiliates, the Company or any of its Subsidiaries, or otherwise contrary to the interests of the Buyer or its Affiliates, the Company or any of its Subsidiaries, any confidential or proprietary information involving or relating to the Buyer or its Affiliates, the Company or any of its Subsidiaries; provided, however, that the information subject to the foregoing provisions of
--------  -------
this sentence shall be deemed not to include any information known generally in the industry (other than as a result of disclosure in violation hereof by any Selling Participant or any such Affiliate thereof); and provided, further, that the provisions of this Section 6.3 shall not prohibit any retention of records or disclosure required by law, so long as reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby. The Selling Participants further acknowledge that the provisions of the Confidentiality Agreement dated November 19, 1998 by and among Holdings, the Company, Herbert D. Buller and Mark Buller shall remain in full force and effect notwithstanding the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. All confidentiality obligations of Butler Capital Corporation, BCC Industrial Services, Inc., and the Buyer relating to the Company, its Subsidiaries and Affiliates (including without limitation, all such obligations under the confidentiality agreement executed as of December 10, 1997 on behalf of Butler Capital Corporation and BCC Industrial Services, Inc) shall terminate upon the consummation of the Closing.

     6.4.    Tax Matters.
             -----------

     6.4.1.  Pre-Closing Taxes.  The Sellers (other than the Selling Employees)
             -----------------
and the Selling Individuals shall be liable for and shall pay, and hereby indemnify the Buyer for, all Taxes of the Company and each of its Subsidiaries, in excess of the Estimated Closing Date Current Income Tax Liabilities, attributable to all taxable years or periods ending on or before the Closing Date and, with respect to any taxable years or periods that begin before the Closing and end after the Closing, the portion of such taxable years or periods ending at the Closing (collectively "Pre-Closing Tax Periods"), other than any Taxes attributable solely to the Bulrad Illinois Transfer. The Buyer shall be liable for and hereby agrees to pay any Taxes of the Company attributable solely to the Bulrad Illinois Transfer. To the extent all Taxes of the Company and each of its Subsidiaries for all Pre-Closing Tax Periods, excluding any Taxes attributable solely to the Bulrad Illinois Transfer, is less than the Estimated Closing Date Current Income Tax Liabilities, the Buyer shall pay to the Sellers the excess of the Estimated Closing Date Current Income Tax Liabilities over the amount of Taxes of the Company and each of its Subsidiaries for all Pre-Closing Tax Periods, excluding any Taxes attributable solely to the Bulrad Illinois Transfer.

     6.4.2.  Returns.  The Sellers shall cause the Company and its Subsidiaries
             -------
to prepare, consistent with past custom and practice and timely file with the appropriate Governmental

Authorities all Tax Returns that relate to taxable years or periods ended on or before the Closing Date. The Buyer shall cause the Company and its Subsidiaries to prepare and timely file with the appropriate Governmental Authorities all other Tax Returns required to be filed by the Company and its Subsidiaries, including without limitation any Tax Returns that relate to taxable years or periods that begin before and end after the Closing Date. The Sellers (other than the Selling Employees) and the Selling Individuals shall pay to the Buyer the Taxes for which they are liable pursuant to Sections 6.4.1 and 6.4.4, but which are payable after the Closing at least 10 Business Days prior to the due date for the payment of such Taxes. The Sellers will allow the Buyer an opportunity to review and comment upon any Tax Returns of the Company or any of its Subsidiaries prepared by Sellers prior to filing and will not file any such Tax Returns without the Buyer's consent, which consent shall not be unreasonably withheld.

     6.4.3.  Tax Allocations.  In order appropriately to apportion any income
             ---------------
Taxes relating to any taxable year or period that begins before and ends after the Closing Date, the parties hereto shall, to the extent permitted by applicable law, elect with the relevant Tax authority to terminate the taxable year as of the Closing Date. In any case where applicable law does not permit the Company or any of its Subsidiaries to treat such date as the end of a taxable year, then whenever it is necessary to determine the liability for income or franchise Taxes of the Company or any of its Subsidiaries for a portion of a taxable year, such determination shall be made by a closing of the books of the Company or any of its Subsidiaries, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis. In order appropriately to apportion any Taxes other than income or franchise Taxes relating to any taxable year or period that begins before and ends after the Closing Date, (i) ad valorem Taxes (including, without limitation, real and
                  -- -------
personal property Taxes) shall be accrued on a daily basis over the period for which the Taxes are levied, or if it cannot be determined over what period the Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, and (ii) franchise and other privilege Taxes not measured by income shall be accrued on a daily basis over the period to which the privilege relates.

     6.4.4.  Payment of Transfer Taxes and Other Charges.  The Sellers and the
             -------------------------------------------
Selling Individuals shall pay any stock transfer Taxes, real property transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes arising under any Legal Requirement (collectively "Transfer Taxes") in connection with the Pre-Closing Transactions and the transfer of the Rollover Shares or the Exchange Shares. Any other Transfer Taxes arising in connection with the Purchase or the Amalgamation shall be paid by the Buyer or Amalco.
Each of the parties hereto shall prepare and file, and shall fully cooperate with each other party with respect to the preparation and filing of, any Tax Returns and other filings relating to any Transfer Taxes or charges as may be required.

     6.4.5.  Withholding.  There shall be withheld from any amount payable under
             -----------
this Agreement such amounts, if any, as may be required to be withheld under applicable Legal Requirements. Provided that the Sellers have delivered to the Buyer the statement pursuant to Section 1.897-2(h) of the U.S. Treasury Regulations required by Section 7.4, the parties are not aware as of the date of this Agreement that any such withholding is required.

     6.4.6.  Tax Sharing Agreements.  All Tax sharing or Tax allocation
             ----------------------
agreements to which the Company or any of its Subsidiaries is a party shall be terminated as of the Closing Date and after the Closing Date the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder.

     6.4.7.  Section 85 Election.  The Buyer and each Seller of the Rollover
             -------------------
Shares agrees that the purchase and sale of the Rollover Shares is being made pursuant to and in accordance with the provisions of Section 85 of the Tax Act. In respect thereof, the Buyer agrees with each Seller of the Rollover Shares to jointly elect, in the prescribed form and within the time referred to in subsection 85(6) of the Tax Act, and in doing so to designate as the agreed amount for the purposes of subsection 85(1) of the Tax Act, an amount equal to such Seller's adjusted cost base of the Rollover Shares owned by such Seller or such greater amount as the Sellers may direct.

     6.5.    Non-Cash Net Working Capital Adjustments; Closing Date Current
             --------------------------------------------------------------
Income Tax Liabilities.
----------------------

             6.5.1.    Pre-Closing.  The Company, at the expense of the Sellers
                       -----------
     shall cause Ernst & Young (Winnipeg) to prepare and deliver at least five days prior to the Closing Date to the Buyer and Sellers estimates, reasonably acceptable to the Buyer and the Sellers, of (a) the Non-Cash Net Working Capital of the Company and its Subsidiaries as of the Closing Date which estimate shall be attached hereto as Exhibit 6.5.1(a) (the "Estimated Closing Date Non-Cash Net Working Capital") and (b) of the Closing Date Current Income Tax Liabilities which estimate shall be attached hereto as
     Exhibit 6.5.1(b) (the "Estimated Closing Date Current Income Tax Liabilities"). The "Estimated Non-Cash Net Working Capital Adjustment" shall equal the Estimated Closing Date Non-Cash Net Working Capital minus
                                                                         -----
     $11,069,270 (CDN).

     6.5.2.  Post-Closing.
             ------------

             6.5.2.1. As soon as practicable and in no event not later than sixty (60) days after the Closing Date, the Buyer, at the expense of the Company, shall cause Ernst & Young (Winnipeg) to prepare and deliver to the Buyer, the Sellers and Ernst & Young LLP (Chicago) a consolidated balance sheet of the Company and its Subsidiaries as of immediately prior to the Closing (the "Closing Date Company Balance Sheet"), together with a
                   ----------------------------------
     statement (the "Company Statement") setting forth in reasonable detail the
                     -----------------
     determination of the Non-Cash Net Working Capital of the Company and its

     Subsidiaries as of the Closing Date (the "Closing Date Non-Cash Net Working
                                               ---------------------------------
     Capital"). The Closing Date Company Balance Sheet shall be prepared in
     -------
     accordance with Canadian generally accepted accounting principles, applied in a manner consistent with the preparation of the Financial Statements. The Buyer, Sellers and Ernst & Young LLP (Chicago) shall review the Closing Date Company Balance Sheet and the Company Statement. The Buyer and Sellers shall cooperate with Ernst & Young (Winnipeg) and Ernst & Young LLP (Chicago) and use their best efforts to resolve any disputes relating to the calculation of the Closing Date Non-Cash Net Working Capital within thirty (30) days after the deliveries of the Closing Date Company Balance Sheet and the Company Statement. Upon the resolution of any such dispute, the Closing Date Non-Cash Net Working Capital shall become final, conclusive and binding on the parties hereto for all purposes of this
     Section 6.5.2.

          6.5.2.2. If the Closing Date Non-Cash Net Working Capital, as finally determined in accordance with Sections 6.5.2.1, is less than the Estimated Closing Date Non-Cash Net Working Capital, Herbert D. Buller and the Selling Individuals shall pay or cause the Sellers to pay, within five (5) business days after the final determination of the Closing Date Non-Cash Net Working Capital, an amount to the Buyer equal to such difference together with interest thereon from the Closing Date at eight percent (8%) per annum. If the Closing Date Non-Cash Net Working Capital, as finally determined in accordance with Sections 6.5.2.1 is more than the Estimated Closing Date Non-Cash Net Working Capital, the Buyer shall pay, within five
     (5) business days after the final determination of the Closing Date Non-Cash Net Working Capital, an amount to the Sellers equal to such difference together with interest thereon from the Closing Date at eight percent (8%) per annum. Any payment made pursuant to this Section 6.5.2.2 shall be made by wire transfer of immediately available funds to an account designated by the payee.

     6.6. Excess Cash.  Immediately prior to the Purchase, cash of the Company
          -----------
and its Subsidiaries including without limitation the Bulrad Purchase Price ("Excess Cash") shall be paid or distributed as follows: (i) first, to discharge any outstanding Debt of the Company and its Subsidiaries and (ii) second, to the extent any Excess Cash remains after the application pursuant to clause (i) above, distributed to the Sellers.

     6.7. Indebtedness.  Attached hereto as Exhibit 6.7 are payoff letters from
          ------------
the relevant lenders with respect to the Debt included in the Closing Debt Amount and to be repaid at Closing, which letters specify the aggregate amount required to be paid in order to repay in full such obligations (including any and all accrued but unpaid interest and prepayment penalty obligations due upon repayment), and payment instructions, under the agreements relating to such debt obligations on the projected Closing Date, as well as the per diem amount to be added thereto in the event that the actual Closing Date is a date subsequent to such projected Closing Date. Such letters include customary undertakings as necessary by the relevant lenders to release in full on the Closing Date any and all Liens securing Debt obligations and to prepare and file with the appropriate governmental and other offices on the Closing Date such instruments as may be required to effect or evidence such release.

     6.8. Sellers' Representative.
          -----------------------

          6.8.1.  Appointment.  In order to efficiently administer the
                  -----------
     transactions contemplated hereby, the Selling Participants hereby designate Herbert D. Buller as their representative (the "Sellers' Representative"), and by his execution of this Agreement, Herbert D. Buller accepts such appointment. In the event that the Sellers' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Majority Sellers shall promptly select another representative to fill such vacancy and such substituted representative shall be deemed to be the Sellers' Representative for all purposes of this Agreement.

          6.8.2.  Authorization.  The Sellers' Representative is hereby
                  -------------
     authorized and empowered to take all action necessary on behalf of any of the Selling Participants in connection with (i) the provisions of Section 9 hereof (indemnification), (ii) the provisions of Section 6.5 hereof (post-Closing adjustment); (iii) the provisions of the Escrow Agreement, (iv) the notice provisions of this Agreement and the Escrow Agreement and (v) such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby.

          6.8.3.  Actions Binding.  All decisions and actions by the Sellers'
                  ---------------
     Representative, including, without limitation, any written agreement between the Sellers' Representative and the Buyer relating to the defense or settlement of any claims for which there is indemnification pursuant to
     Section 9 hereof or the resolution of any dispute relating to the post-closing adjustment under Section 6.5 hereof or any actions taken under the Escrow Agreement, shall be binding upon all of the Selling Participants and no Selling Participant shall have the right to object, dissent, protest or otherwise contest the same. The Buyer and its Affiliates shall be able to rely conclusively on the written instructions and decisions of the Sellers' Representative as to any actions taken by the Sellers' Representative hereunder, and no party hereunder nor any other Person shall have any cause of action against the Buyer or its Affiliates for actions or omissions in reliance upon the instructions or decisions of the Sellers' Representative. The provisions of this Section 6.8 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Selling Participant may have in connection with the transactions contemplated by this Agreement. The Selling Participants acknowledge that the willingness of the Buyer to enter into this Agreement is based, in part, on the appointment of a representative to act on behalf of the Selling Participants and agree that remedies available at law for any breach of the provisions of this Section
     6.8 are inadequate; therefore, the Buyer and its Affiliates shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if the Buyer brings an action to enforce the provisions of this Section 6.8.

     6.9.   Amalgamation; Bulrad Illinois Transfer. The Buyer covenants to use
            --------------------------------------
its best efforts to cause the Amalgamation to occur. For the purposes of the representations and warranties set forth in Section 4 hereof, to the extent any portion of any such representation and warranty relates to the Amalgamation, such portion of such representation and warranty shall be read to include an assumption that the Buyer has not carried on any business or other activities except as contemplated by this Agreement. The parties agree that the Bulrad Illinois transfer shall occur as part of the Closing immediately prior to the Purchase, and that for the purposes of this Agreement, except as explicitly stated in this Agreement or as the context otherwise requires, Bulrad Illinois and its Subsidiaries shall be deemed to be Subsidiaries of the Company.

     6.10.  Escrow of Agreement and Documents.   The Buyer and the Selling
            ---------------------------------
Participants acknowledge joint custody in escrow of this Agreement, the Closing Agreements, and the other documents and instruments to be delivered pursuant hereto, which documents shall be deemed delivered upon (and not prior to) the acknowledgment by an officer of each of the recipient banks of receipt of the applicable wires listed on the wire schedule attached hereto as Exhibit 6.10.

     6.11.  Certain Provisions Relating to the Rollover Shares, Exchange Shares
            -------------------------------------------------------------------
and Holdings Shares.
-------------------

            6.11.1.  Definition. For the purposes of this Section 6.11, the term
                     ----------
     "Transfer" shall mean any sale pledge, assignment, encumbrance or other transfer or disposition of any shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law or judicial process or otherwise.

            6.11.2.  Rollover Shares. The Selling Participants who hold shares
                     ---------------
     of corporate Sellers shall not Transfer any shares or other interest in such Sellers prior to the Amalgamation. The Sellers shall not Transfer the Rollover Shares to any Person prior to the exchange of such shares for the Exchange Shares in connection with the Amalgamation.

            6.11.3.  Exchange Shares. The Selling Participants who hold shares
                     ---------------
     of corporate Sellers shall not Transfer any beneficial interest in such Sellers for so long as such corporation holds Exchange Shares or shares of Holdings issued in exchange for Exchange Shares (it being understood that this sentence shall not prohibit the Transfer of shares of a corporate Seller by the Selling Participants who hold such shares to another corporation which is wholly beneficially owned by such Selling Participants or Members of their Immediate Family so long as in the case of any such Transfer to a corporation in which a Member of the Immediate Family Member of a Selling

     Participant has an interest, such Member of the Immediate Family Member agrees to be bound by the provisions of this Agreement relating to the Exchange Shares and the Holdings Shares). Each Seller shall not Transfer Exchange Shares to any Person other than (i) to Amalco in exchange for shares of Holdings pursuant to the terms of the Articles of Incorporation of Amalco, (ii) in the case of a Seller who is an individual, to a corporation wholly-owned by such individual which is formed solely for the purpose of holding such shares and carries on no other business, (iii) to the spouse or child of such Seller (or in the case of a Seller which is a corporation, of the owner(s) of such Seller on the date hereof), (iv) to a trust created solely for the benefit of the spouse or child of such Seller (or in the case of a Seller which is a corporation, of the owner(s) of such Seller on the date hereof), (v) to the custodian or guardian of any property of one or more of the spouse or children of such Seller (or in the case of a Seller which is a corporation, of the owner(s) of such Seller on the date hereof) in his capacity as such custodian or guardian, (vi) upon death by will or the applicable laws of intestate succession or (vi) to a charitable trust; provided, however, than in any such case, no Transfer shall be effective unless the transferee agrees to bound by the provisions relating to the Exchange Shares, including without limitation the provisions of this Agreement, the provisions of the Articles of Amalgamation of Amalco and the Amalco Unanimous Shareholder Agreement, to the same extent as the transferor. Notwithstanding the foregoing, no Seller shall Transfer Exchange Shares to a corporation pursuant to clause (ii) above unless the transferor agrees not to Transfer any portion of his interest in the transferee corporation for so long as such corporation holds such shares. Holdings shall cause Amalco not to exercise its rights with respect to the Exchange Shares originally issued to HEB2 Holdings Ltd. to cause, under Section 4.2(b) of the Provisions Attaching to the Class B Common Shares contained in the Articles of Amalgamation of Amalco, an exchange of such Exchange Shares for shares of common stock of Holdings in connection with Herbert D. Buller ceasing to be an employee of Holdings or a direct or indirect Subsidiary of Holdings.

          6.11.4.  Holdings Shares.
                   ---------------

                   (a)  Stockholders Agreement. Each of HEB2 Holdings Ltd., MEB2
                        ----------------------
          Holdings Ltd., JWB2 Holdings Ltd., DHB2 Holdings, PCB2 Holdings Ltd., Bill Rademaker, Ernie Boschmann and Peter Neufeld (collectively, the "Rollover Shareholders") agrees, effective as of the date such Rollover Shareholder first acquires any shares of common stock of Holdings ("Holdings Shares") to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement in the same manner as if such Rollover Shareholder were an original signatory to such Stockholders Agreement subject to the following qualifications: (i) all of the Holdings Shares acquired by a Rollover Shareholder in exchange for or otherwise in respect of the Exchange Shares originally issued to HEB2 Holdings Ltd. shall be deemed to be Other Shares (as such term is defined in the Stockholders Agreement) under the Stockholders Agreement and (ii) all Holdings Shares acquired by a Rollover Shareholder other than in exchange for or otherwise in respect of the Exchange Shares originally issued to HEB2 Holdings Ltd. shall be deemed to be Management Shares (as such term is defined in the Stockholders Agreement) under the Stockholders Agreement.

               (b) Certain Transfers of Other Shares.  Holdings agrees that it
                   ---------------------------------
          will not exercise its purchase rights under Section 4.2.1 of the Stockholders Agreement with respect to any Transfer of Other Shares by any Rollover Shareholder to a transferee permitted by clauses (ii) -
          (vi) of Section 6.11.3, provided, however, than in any such case, no such Transfer shall be effective unless the transferee agrees to be bound by the provisions relating to such shares, including without limitation the provisions of this Agreement and the Stockholders Agreement, to the same extent as the transferor. Notwithstanding the foregoing, no Rollover Shareholder shall Transfer Other Shares to a corporation pursuant to clause (ii) of Section 6.11.3 or otherwise to a wholly-owned subsidiary of such Rollover Shareholder, unless the Rollover Shareholder (and in the case of a Rollover Shareholder which is not an individual, the owner(s) of such Rollover Shareholder) agrees not to Transfer any portion of his interest in the transferee corporation for so long as such corporation holds such shares.

               (c) Certain Transfers of Management Shares.  Holdings agrees
                   --------------------------------------
          that it will consent to any Transfer of Management Shares by any Rollover Shareholder to a transferee permitted by clauses (ii) - (vi) of Section 6.11.3 to the extent that such Transfer would, without such consent, be prohibited by the Stockholders Agreement, subject to compliance with this Section 6.11 and provided that in any such case no such Transfer shall be effective unless the transferee agrees to be bound by the provisions relating to such shares, including without limitation the provisions of this Agreement and the Stockholders Agreement, to the same extent as the transferor. Notwithstanding the foregoing, no Rollover Shareholder shall Transfer Management Shares to a corporation pursuant to clause (ii) of Section 6.11.3 or otherwise to a wholly- owned subsidiary of such Rollover Shareholder, unless the Rollover Shareholder (and in the case of a Rollover Shareholder which is not an individual, the owner(s) of such Rollover Shareholder) agrees not Transfer any portion of his interest in the transferee corporation for so long as such corporation holds such shares.

          6.11.5.  Execution of Documents.  Each of the Selling Participants
                   ----------------------
     agrees to execute and deliver such additional documents and instruments as Holdings or its Affiliates may from time to time request in order to carry out the provisions of this Section 6.11.

     6.12.  Unanimous Shareholder Agreement Relating to Amalco. Immediately
            --------------------------------------------------
following the Amalgamation, each of the parties hereto which is stated to be party to, or which such party's Affiliate is stated to be party to, the unanimous shareholders agreements relating to the Amalco in the form attached hereto as Exhibit 6.12 (the "Amalco Unanimous Shareholder Agreement") shall execute and deliver or cause its Affiliate to execute and deliver, as the case may be, the Amalco Unanimous Shareholder Agreement in substantially the same form as set forth in Exhibit 6.12.

7.   CONDITIONS TO THE OBLIGATION TO CLOSE OF THE BUYER.

     The obligations of the Buyer at the Closing to purchase the Acquired Shares and to execute and deliver the Closing Agreements are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Buyer in its sole discretion:

7.1. [Intentionally Omitted]

7.2. [Intentionally Omitted]

7.3. [Intentionally Omitted]

7.4. Certain Deliveries.  The Buyer shall have received the payoff letters
     ------------------
required to be delivered pursuant to Section 6.7. The Buyer shall have received a statement pursuant to Section 1.897-2(h) of the U.S. Treasury Regulations certifying that none of the stock of the Company or any of its Subsidiaries is a U.S. real property interest within the meaning of Section 897 of the Code.

7.5. Closing Agreements.  The parties to each of the Closing Agreements other
     ------------------
than the Buyer shall have executed and delivered such agreements in substantially the same form as set forth in Exhibit 6.2.3.

7.6. Legality; Governmental Authorization; General Litigation.  The Buyer's
     --------------------------------------------------------
purchase of and payment for the Acquired Shares, and the consummation of the other transactions contemplated hereby, shall not be prohibited by any Legal Requirement, and shall not subject the Company, any of its Subsidiaries or the Buyer to any penalty or Tax or other liability other than liabilities created by the Buyer, if any. The Sellers shall have caused to have been obtained or made and be in full force and effect all approvals, consents, approvals, waivers, authorizations and other orders of, and declarations, filings, registrations, qualifications and recordings with, any Governmental Authority necessary to be obtained or made by the Seller, the Company or any of its Subsidiaries, in order to permit the consummation of the transactions contemplated hereby or otherwise reasonably requested by the Buyer in connection with the Buyer's financing of the transactions contemplated by this Agreement, including without limitation any of the foregoing set forth on Schedule 4.6.1. All necessary filings, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Investment Canada Act and the Competition Act (Canada) shall have been made. All applicable waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.
All applicable receipts, if any, to be issued under The Investment Canada Act and The Competition Act (Canada) shall have been issued. No Action shall have been instituted at or prior to the Closing by any Person other than the Buyer or any of its Affiliates, or instituted or threatened in writing by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby or against the Company, any of its Subsidiaries, any of the Sellers or the Buyer, the result of which could prevent or make illegal the consummation of any such transaction or could otherwise have a material adverse effect on the Buyer or have a Material Adverse Effect.

7.7. Opinion of Counsel.  The Sellers shall have furnished the Buyer with a
     ------------------
favorable opinion(s) of Aikins, MacAulay & Thorvaldson on the Closing Date in substantially the form of Exhibit 7.7. Such opinion(s) shall, at the request of the Buyer, be confirmed to any Person providing financing in connection with any of the transactions contemplated hereby.

8.   CONDITIONS TO THE OBLIGATION TO CLOSE OF THE SELLERS.

     The obligation of each Seller at the Closing to sell and transfer the Acquired Shares is subject to the satisfaction, at or prior to the Closing, of all of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by the Majority Sellers in their sole discretion:

     8.1.  [Intentionally Omitted]

     8.2.  [Intentionally Omitted]

     8.3.  Closing Agreements.  The parties to each of the Closing Agreements
           ------------------
other than the Selling Participants shall have executed and delivered each of the Closing Agreements to which they are party in substantially the same form set forth in Exhibit 6.2.3.

     8.4.  Government Authorization; Litigation.  The Sellers= sale of the
           ------------------------------------
Acquired Shares, and the consummation of the other transactions contemplated hereby shall not be prohibited by any Legal Requirement. The Buyer shall have caused to be obtained or made and be in full force and effect all approvals, consents, waivers, authorizations and other orders of, and declarations, filings, registrations, qualifications and recordings with, any Governmental Authority necessary to be obtained or made by the Buyer in order to permit the consummation of the transactions contemplated hereby or otherwise reasonably required by the Sellers, and, without limiting the generality of the foregoing, all necessary filings, if any, pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, The Investment Canada Act and The Competition Act (Canada) shall have been made. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have expired or been terminated. All applicable receipts, in any, to be issued under The Investment Canada Act and The Competition Act (Canada) shall have been issued. No Action shall have been instituted at or prior to the Closing before any court, arbitrator or other governmental body by any Person other than any Seller, any Affiliate thereof, the Company or any of its Subsidiaries, or instituted or threatened by any Governmental Authority, relating to this Agreement or any of the transactions contemplated hereby or against the Buyer, the result of which could prevent or make illegal the consummation any such transaction or could otherwise have a material adverse effect on such Seller.

     8.5. Opinion of Counsel.  The Buyer and Holdings shall have furnished the
          ------------------
Seller's Representative with a favorable opinion of Ropes & Gray, Thompson Dorfman Sweatman and Davies, Ward & Beck, respectively, in each case dated the Closing Date in substantially the forms provided at Exhibit 8.5.

9.   INDEMNIFICATION.

     9.1. Sellers' Indemnification.  Subject to the limitations set forth in
          ------------------------
this Section 9, each of the Sellers (other than the Selling Employees) and Selling Individuals shall, on a joint and several basis, indemnify and hold harmless, to the fullest extent permitted by law, the Buyer and each of its officers, directors, employees, agents and Affiliates except any Seller or Selling Individual (collectively, the "Buyer Indemnitees") from, against and in
                                       -----------------
respect of Losses arising from or related to any of the following:

          9.1.1. any breach of default in performance by any Selling Participant of any covenant, indemnity or agreement of the Selling Participant contained in this Agreement (it being understood that such covenants and agreements do not include the representations and warranties set forth in Section 4 hereof), any Closing Agreement or in any certificate, instrument or other document delivered by or on behalf of any Selling Participant pursuant hereto or thereto;

          9.1.2. any breach of any representation or warranty made by any Selling Participant in this Agreement, any Closing Agreement or in any certificate, instrument or other document delivered by or on behalf of any of the Selling Participants pursuant hereto or thereto (as each such representation or warranty would read if all qualifications as to materiality (including without limitation in the definition of Material Adverse Effect) were deleted therefrom; it being understood that the minimum dollar limitation set forth in and pursuant to the terms of Section
     9.1.6 below shall serve as the sole measure of materiality for the purposes of the indemnification provided by the Sellers (other than the Selling Employees) and the Selling Individuals under this Section 9;

          9.1.3.  the matters set forth on Exhibit 9.1.3;

          9.1.4.  the Pre-Closing Transactions; and

          9.1.5. any failure to obtain consents or waivers under or in respect of any Contractual Obligations of the Selling Participants, the Company or the Company's Subsidiaries (including without limitation, the matters set forth on Schedule 4.5.5) with respect to the transactions contemplated by this Agreement .

          9.1.6.  Monetary Limitations.
                  --------------------

                    (i) The Sellers and Selling Individuals shall not have any obligation to indemnify any Buyer Indemnitee pursuant to Section 9.1.3 unless and until the aggregate of all such individual Losses incurred or sustained by all Buyer Indemnitees in respect of the matters set forth on Exhibit 9.1.3 exceeds $100,000 (CDN), whereupon (subject to the last sentence of this Section 9.1.6(i)) the Buyer Indemnitees shall be entitled to indemnification for the aggregate cumulative amount of such Losses in excess of $100,000 (CDN); it being understood that all Losses incurred or sustained by all Buyer Indemnitees in respect of the matters set forth on Exhibit 9.1.3 shall also apply toward the $500,000 minimum dollar limitation set forth in the immediately following sentence. Except as provided in clause (ii) below, the Sellers and Selling Individuals shall not have any obligation to indemnify any Buyer Indemnitee pursuant to Section 9.1.2 or Section 9.1.5 unless and until the aggregate of all such individual Losses incurred or sustained by all Buyer Indemnitees in respect of the matters described in Section 9.1.2, Section 9.1.3 and Section
          9.1.5 exceeds $500,000 (CDN), whereupon (subject to the immediately following sentence) the Buyer Indemnitees shall be entitled to indemnification for the aggregate cumulative amount of Losses incurred or sustained in respect of the matters described in Section 9.1.2 and
          Section 9.1.5 in excess of such $500,000 (CDN) limitation. Except as provided in clause (ii) below, the aggregate liability of the Sellers (other than the Selling Individuals) and Selling Individuals to indemnify the Buyer Indemnitees for Losses in respect of Sections
          9.1.2 and 9.1.3 shall in no event exceed $10,000,000 (CDN).

                    (ii) Notwithstanding the foregoing, no maximum dollar limitation shall apply to Losses arising from the matters described in
          Section 9.1.5 and no minimum or maximum dollar limitation shall apply to Losses arising from (A) any claim with respect to the representations and warranties contained in Sections 4.1, 4.3.1, 4.3.3, 4.6.2, 4.14, 4.15 and 4.16, (B) any claim under Section 9.1.1 or 9.1.4 or (C) any claim based upon fraud or intentional misrepresentation.

     9.2. Buyer's Indemnification.  Subject to the limitations set forth in
           -----------------------
this Section 9, the Buyer shall indemnify and hold harmless, to the fullest extent permitted by law, each of the

Selling Participants and each of the Selling Participant's respective officers, directors, employees, agents and Affiliates (collectively, the "Seller
                                                                ------
Indemnitees") from, against and in respect of Losses arising from or related to
-----------
any of the following:

          9.2.1. any breach or default in performance by the Buyer of any covenant, indemnity or agreement of the Buyer contained in this Agreement (it being understood that such covenants and agreements do not include the representations and warranties set forth in Section 5 hereof), any Closing Agreement or in any certificate, instrument or other document delivered by or on behalf of the Buyer pursuant hereto or thereto; or

          9.2.2. any breach of any representation or warranty made by the Buyer in this Agreement, any Closing Agreement or in any certificate, instrument or other document delivered by or on behalf of the Buyer pursuant hereto or thereto (as each such representation or warranty would read if all qualifications as to materiality were deleted therefrom; it being understood that the minimum dollar limitation set forth in and pursuant to the terms of Section 9.2.3 below shall serve as the sole measure of materiality for the purposes of the indemnification provided by the Buyer under this Section 9).

          9.2.3.  Monetary Limitations.
                  --------------------

                  (i) Except as provided in clause (ii) below, the Buyer shall not have any obligation to indemnify any Seller Indemnitee pursuant to
          Section 9.2.2 unless and until the aggregate of all such individual Losses incurred or sustained by all Seller Indemnitees in respect of
          Section 9.2.2 exceeds $500,000 (CDN), whereupon (subject to the immediately following sentence) the Buyer Indemnitees shall be entitled to indemnification for the entire aggregate cumulative amount of such Losses in excess of $500,000 (CDN). Except as provided in clause (ii) below, the aggregate liability of the Buyer to indemnify the Seller Indemnitees for Losses in respect of Section 9.2.2 shall in no event exceed $10,000,000 (CDN).

                  (ii) Notwithstanding the foregoing, no minimum or maximum dollar limitation shall apply to Losses arising from (A) any claim with respect to the representations and warranties contained in Sections 5.1, 5.2, 5.4 and 5.6, (B) any claim under Section 9.2.1 or
          (C) any claim based upon fraud or intentional misrepresentation.

     9.3. Time Limitation on Indemnification.  Notwithstanding the foregoing, no
          ----------------------------------
Action may be made or instituted under this Section 9 after February 29, 2000, except for Reserved Claims. The term "Reserved Claims" shall mean (i) all claims as to which the Indemnified Party has given any Indemnifying Party reasonably specific written notice (in light of the facts then known) on or prior to such date, (ii) all claims with respect to any of the representations or warranties contained in Sections 5.1, 5.2, 5.4, 5.6, 4.1, 4.3.1, 4,3.3, 4.14,
4.15 or 4.16 or in any Schedule hereto referred to in any such Section, (iii) all claims under Sections 4.6.2 or 4.6.4 or in any Schedule hereto referred to in such Sections, (iv) all claims under Sections 9.1.1, 9.1.4, 9.1.5 and 9.2.1,
(v) all claims based upon fraud or intentional misrepresentation and (vi) all claims with respect to the representations and warranties contained in Section
4.7 and any Schedule hereto referred to in such Section and all claims under
Section 9.1.3. As to Reserved Claims referred to in clause (iii) above, no Action may be made or instituted under this Section 9 after sixty (60) days after the expiration of the applicable statute of limitations governing the Tax, employee benefits matter or other matter to which the Loss relates (after giving effect to any agreement extending or tolling such statute of limitations). As to Reserved Claims referred to in clause (vi) above, no Action may be made or
instituted under this Section 9 after February 28, 2002.   Reserved Claims
referred to in clauses (i), (ii), (iv) and (v) above shall not be subject to any limitation as to time.

     9.4. Third Party Claims.  Promptly after the receipt by any party entitled
          ------------------
to indemnification (the "Indemnified Party") pursuant to this Section 9 of
                         -----------------
notice of the commencement of any action against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the "Indemnifying Party") pursuant to this Section 9, give such Indemnifying Party
 ------------------
written notice thereof in reasonable detail in light of the circumstances then known to such Indemnified Party. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party, provided that the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party agrees to reasonably cooperate in such defense so long as the Indemnified Party is not materially prejudiced thereby. So long as the Indemnifying Party is conducting the defense of such claim actively and diligently, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim, and neither any Indemnifying Party nor any Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim actively and diligently, (x) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim, including attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnitee may suffer as a result of such claim to the full extent provided in this Section 9.

     9.5.  No Circular Recovery.  Each Selling Participant hereby agrees that he
           --------------------
or it will not make any claim for indemnification against the Buyer or any Affiliates of the Buyer or the Company or any of its Subsidiaries by reason of the fact that he or it or any of its officers, directors, agents or other representatives was a controlling person, director, officer, employee, agent or other representative of the Buyer or any Affiliates of the Buyer or the Company or any of its Subsidiaries or was serving as such for another Person at the request of the Buyer or any other Affiliates or the Company or any of its Subsidiaries (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, Charter, By-law, Contractual Obligation or otherwise) with respect to any claim brought by the Buyer against the Selling Participants relating to this Agreement or any of the transactions contemplated hereby.

     9.6.  No Circularity of Limitations. In the event that an Indemnified Party
           -----------------------------
claims that an Indemnifying Party has breached its obligation to make any payment under this Section 9, the time and monetary limitations contained herein shall be inapplicable to resolution of such claim for payment (but such limitations shall be operative as provided herein to determination of the underlying claim).

10.  DEFINITIONS.

     For purposes of this Agreement:

     10.1. Certain Matters of Construction.  In addition to the definitions
           -------------------------------
referred to as set forth below in this Section 11:

           (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, reference to Sections, Exhibits or Schedules are, unless the context otherwise requires, references to Sections of, and Exhibits and Schedules to, this Agreement, and references to a particular Section of this Agreement shall include all subsections thereof.

           (b) The words "party" and "parties" shall refer to each of the Selling Participants, the Buyer and Holdings.

           (c) The word "including" shall deemed to mean "including without limitation."

           (d) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

           (e) Accounting terms used herein and not otherwise defined herein are used herein as defined by Canadian generally accepted accounting principles in effect as of the date hereof.

           (f) Except where otherwise explicitly expressed, all dollar amounts in this Agreement refer to Canadian dollars.

           (g) References to "the Company and its Subsidiaries" and phrases to similar effect means "the Company and each of its Subsidiaries" and includes Old Kitchen Craft, HBJR and the Amalgamated Holding Companies, unless the context otherwise requires.

     10.2. Cross Reference Table.  The following terms defined elsewhere in
           ---------------------
this Agreement in the Sections set forth below shall have the respective meanings therein defined:

          Term                                         Definition
          ----                                         ----------
"accredited investor"                                  Section 4.15.5
"Acquired Shares"                                      Recitals
"Affiliate Relationships"                              Section 4.5.4
"Agreement"                                            Preamble
"Amalgamation"                                         Recitals
"Amalco"                                               Recitals
"Amalco Unanimous Shareholder Agreement"               Section 6.12
"Amalgamated Holding Companies"                        Schedule 4.3.3
"Assets"                                               Section 4.4.1
"Audited Financials"                                   Section 4.2.1.1
"Balance Sheet"                                        Section 4.2.1.2
"Balance Sheet Date"                                   Section 4.2.1.2
"Bulrad Illinois"                                      Recitals
"Bulrad Illinois Shares"                               Recitals
"Bulrad Illinois Transfer"                             Recitals
"Bulrad Purchase Price"                                Recitals
"Buyer"                                                Preamble
"Buyer Indemnitees"                                    Section 9.1
"Buyer Unanimous Shareholder Agreement"                Section 6.2.3
"Closing"                                              Section 3.5
"Closing Agreements"                                   Section 6.2.3
"Closing Date"                                         Section 3.5
"Closing Date Company Balance Sheet"                   Section 6.5.2.1
"Closing Date Non-Cash Net Working Capital"            Section 6.5.2.1
"Company"                                              Recitals
"Company Plans"                                        Section 4.6.4
"Company Statement"                                    Section 6.5.2.1

"Contracts"                                                 Section 4.5.1
"Employee Plan"                                             Section 4.6.4.1
"Employment Agreements"                                     Section 6.2.3
"Equipment"                                                 Section 4.4.2.1
"Escrow Agreement"                                          Section 6.2.3
"Escrow Amount"                                             Section 3.1
"Estimated Closing Date Current Income Tax Liabilities"     Section 6.5.1
"Estimated Closing Date Non-Cash Net Working Capital"       Section 6.5.1
"Estimated Non-Cash Net Working Capital Adjustment"         Section 6.5.1
"Excess Cash"                                               Section 6.6
"Exchange Shares"                                           Recitals
"Existing Plan"                                             Section 4.6.4.1
"Existing Products Claims"                                  Section 4.10.2
"Financial Statements"                                      Section 4.2.1.1
"HBJR"                                                      Section 4.1.3
"Health Plan"                                               Section 4.6.4.1
"Holdings"                                                  Preamble
"Holdings Shares"                                           Section 6.11.4
"Indemnified Party"                                         Section 9.4
"Indemnifying Party"                                        Section 9.4
"Initial Cash Purchase Price"                               Section 3.1
"Insurance Policies"                                        Section 4.5.3
"IRS"                                                       Section 4.6.2
"Leases"                                                    Section 4.4.2.1
"Liability Policies"                                        Section 4.5.3
"Listed Contracts"                                          Section 4.5.1
"Listed Intangibles"                                        Section 4.4.3
"Listed Licenses"                                           Section 4.4.3
"Non-Competition Agreement"                                 Section 6.2.3
"Old Kitchen Craft"                                         Section 4.3.3
"Omega Audited Financials"                                  Section 5.5.1
"Omega Unaudited Financials"                                Section 5.5.1
"Pension Plan"                                              Section 4.6.4.1
"Permits"                                                   Section 4.4.2.2
"plan"                                                      Section 4.6.4.1
"Pre-Closing Tax Periods"                                   Section 6.4.1
"Pre-Closing Transactions"                                  Section 4.3.3
"Purchase"                                                  Recitals
"Purchase Price"                                            Section 3.1
"Real Property"                                             Section 4.4.2.1
"Reserved Claims"                                           Section 9.3
"Rollover Shareholders"                                     Section 6.11.4
"Rollover Shares"                                           Section 3.1

"Section 3.3 Notice                                        Section 3.3
"Sellers"                                                  Preamble
"Selling Employees"                                        Preamble
"Selling Individuals"                                      Preamble
"Selling Participants"                                     Preamble
"Sellers' Representative"                                  Section 6.8
"Stockholders Agreement"                                   Section 6.2.3
"Transfer"                                                 Section 6.11.1
"Transfer Taxes"                                           Section 6.4.4
"Unaudited Year-End Internal Financials"                   Section 4.2.1.1
"Unanimous Shareholder Termination Agreement"              Section 6.2.3
"Welfare Plan"                                             Section 4.6.4.1

     10.3.  Certain Definitions.  The following terms shall have the following
            -------------------
meanings:

            10.3.1.  Action. The term "Action" shall mean any claim, action,
                     ------
     cause of action or suit (in contract or tort or otherwise), arbitration or proceeding by or before any Governmental Authority.

            10.3.2.  Affiliate. The term "Affiliate" shall mean, as to any
                     ---------
     specified Person at any time, (i) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (ii) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person), and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses (i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time, provided, however, that
                                                         --------  -------
     in the case the time in question is after the Closing, the Sellers and each of their Affiliates (as determined by the provisions of this Section 10.3.2 other than this proviso) (other than the Buyer, the Company and the Company Subsidiaries) shall be deemed not to be Affiliates of the Buyer, the Company or the Company Subsidiaries, and the Buyer, the Company and the Company Subsidiaries shall be deemed not to be Affiliates of the Sellers and such Persons, for any purposes of this Agreement.

            10.3.3.  Business.  The term "Business" shall mean collectively the
                     --------
     businesses of the Company and each of its Subsidiaries including without limitation as such business is reflected in the Financial Statements.

          10.3.4.  Business Day.  The term "Business Day" shall mean any day on
                   ------------
     which banking institutions in Winnipeg, Manitoba are customarily open for the purpose of transacting business.

          10.3.5.  By-laws. The term "By-laws" shall mean all by-laws relating
                   -------
     to such Person, as from time to time in effect.

          10.3.6.  Charter.  The term "Charter" shall mean the certificate or
                   -------
     articles of incorporation, organization, amalgamation or arrangement, statute, constitution, joint venture or partnership agreement, limited liability company agreement or articles or other charter documents of any Person (other than an individual), each as from time to time in effect.

          10.3.7.  Cleanup.  The term "Cleanup" means all actions required under
                   -------
     existing Environmental Laws to: (1) clean up, remove, treat or remediate any Hazardous Substance in the Environment; (2) prevent the Release of any Hazardous Substance so that it does not migrate, endanger or threaten to endanger public health or welfare or the Environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any request of any Governmental Authority for documents or information in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of any Hazardous Substance in the Environment.

          10.3.8.  Closing Date Current Income Tax Liabilities. The term
                   -------------------------------------------
     "Closing Date Current Income Tax Liabilities" shall mean all accrued, but unpaid, liabilities of the Company and its Subsidiaries with respect to income Taxes as of immediately prior to the Closing, for all taxable years or periods ending on or before the Closing Date and, with respect to any taxable years or periods that begin before the Closing and end after the Closing, the portion of such taxable years or periods ending at the Closing, provided, however, that the Closing Date Current Income Tax
              --------  -------
     Liabilities shall not include any Taxes of the Company attributable solely to the sale by the Company of the Bulrad Illinois Shares immediately prior to the Purchase.

          10.3.9.  Closing Debt Amount. The term "Closing Debt Amount" shall
                   -------------------
     mean the Debt of the Company and its Subsidiaries on a consolidated basis (including, without limitation, any and all notes issued and any and all shareholder loans arising or outstanding in connection with the Pre-Closing Transactions), as of immediately prior to the Closing.

          10.3.10. Code. The term "Code" shall mean the Internal Revenue Code of
                   ----
     1986, as amended, or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

          10.3.11.  Compensation.  The term "Compensation", as applied to any
                    ------------
     Person, shall mean all salaries, compensation, remuneration, allowances or bonuses of any character, and medical, surgical, dental, hospital, disability, sick leave, unemployment, retirement, pension, vacation, insurance or fringe benefits of any kind, or other payments of any kind in the nature of compensation whatsoever made directly or indirectly by the Company or any of its Subsidiaries to such Person or Members of the Immediate Family of such Person.

          10.3.12.  Contracts. The term "Contracts" shall mean, collectively,
                    ---------
     the Listed Contracts, the Leases, Licenses, the Insurance Policies and each other Contractual Obligation of the Company or its Subsidiaries.

          10.3.13.  Contractual Obligation.  The term "Contractual Obligation"
                    ----------------------
     shall mean, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument including without limitation any document or instrument evidencing or otherwise relating to any Debt but excluding the Charter and By-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

          10.3.14.  Debt.  "Debt" means, with respect to any Person, (A) all
                    ----
     obligations of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), or banker's acceptances (including, in each case, any and all accrued and unpaid interest thereon and any and all prepayment penalties and other fees that would be payable in connection with any repayment thereof if such obligations were repaid or prepaid at or immediately following the Closing), (ii) under or in respect of capital leases or the balance deferred and unpaid of the purchase price of any property, (iii) for the deferred purchase price of goods or services (other than for items ordered by the Company or any of its Subsidiaries in the Ordinary Course of Business prior to the Closing which such items are not received by the Company or any of its Subsidiaries prior to the Closing), and (iv) Hedging Obligations, except any such indebtedness described above that constitutes a trade payable or an accrued expense incurred in the Ordinary Course of Business, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, as well as (B) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, (C) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

          10.3.15.  Distribution. The term "Distribution" shall mean, with
                    ------------
     respect to the capital stock of or other evidence of beneficial interest in any Person, (i) the declaration or payment of any dividend on or in respect of any shares of any class of such capital stock or beneficial interest;
     (ii) the purchase, redemption or other retirement of any shares of any class of such capital stock or beneficial interest, directly, or indirectly through a Subsidiary or otherwise; and (iii) any other distribution on or in respect of any shares of any class of such capital stock or beneficial interest, or on or in respect of any stock appreciation or similar right.

          10.3.16.  Environment. The term "Environment" means soils, land
                    -----------
     surface or subsurface strata, surface waters (including navigable waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream, sediments, ambient air, plant and animal life and any other environmental medium and natural resources, whether outdoor or indoor.

          10.3.17.  Environmental Claim. The term "Environmental Claim" shall
                    -------------------
     mean any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise), or other mandatory communication by any Governmental Authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the Environment, violation of pollution standards, nuisance, pollution, contamination or other adverse effects on the Environment, and/or for fines, penalties, or restrictions, resulting from or based upon at any time
     (i) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Substance, in, into or onto the Environment at, in, by, from or related to the Business or any prior business or any site included in the Real Property or heretofore owned, occupied or controlled by the Company or any of its Subsidiaries or any of its or their respective predecessor entities; (ii) the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance in connection with the operation of the Business or any prior business of the Company or its Subsidiaries; or (iii) the violation or alleged violation of any Environmental Law; or (iv) the requirement to undertake any Cleanup.

          10.3.18.  Environmental Laws. The term "Environmental Laws" shall mean
                    ------------------
     all Legal Requirements relating to environmental matters, including without limitation those relating to the Release or threatened Release of any Hazardous Substance and to the generation, use, storage or transportation of any Hazardous Substance, including, without limitation, The Contaminated Sites Remediation Act (Manitoba), The Environment Act (Manitoba), The Dangerous Goods Handling and Transportation Act (Manitoba), The Ozone Depleting Substances Act (Manitoba), The Waste Reduction and Prevention Act (Manitoba), The Public Health Act (Manitoba), The Radioactive Substances Act (Manitoba), the Canadian Environmental Protection Act (Canada), the Fisheries Act (Canada), the

     Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Asbestos Hazard Emergency Response Act, the Atomic Energy Act, the Toxic Substances Control Act, the Oil Pollution Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Clean Air Act and comparable Canadian, United States and foreign federal, state, provincial, municipal or local laws and any similar or analogous municipal, local, provincial, state and federal statues and regulations promulgated pursuant thereto.

          10.3.19.  ERISA.  The term "ERISA" shall mean the federal Employee
                    -----
     Retirement Income Security Act of 1974 or any successor statute, and the rules and regulations thereunder, and in the case of any referenced section of any such statute, rule or regulation, any successor section thereto, collectively and as from time to time amended and in effect.

          10.3.20.  Escrow Account.  The term "Escrow Account" shall have the
                    --------------
     meaning assigned to such term in the Escrow Account Agreement.

          10.3.21.  Escrow Agent. The term "Escrow Agent" shall have the meaning
                    ------------
     assigned to such term in the Escrow Account Agreement.

          10.3.22.  Escrow Funds. The term "Escrow Funds" shall have the meaning
                    ------------
     assigned to such term in the Escrow Account Agreement.

          10.3.23.  ETA. The term "ETA" shall mean the Excise Tax Act (Canada),
                    ---
     as amended from time to time.

          10.3.24.  Guarantee. The term "Guarantee" shall mean (i) any guarantee
                    ---------
     of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the indebtedness of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets (other than inventory in the ordinary course of business) under circumstances that would enable such obligor to discharge one or more of its obligations, or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor, and (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of indebtedness or other obligations of such partnership or venture.

          10.3.25.  Governmental Authority.  The term "Governmental Authority"
                    ----------------------
     shall mean any Canadian, United States or foreign, federal, state, provincial, municipal or local government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof) or any arbitral body having lawful jurisdiction.

          10.3.26.  Governmental Order. The term "Governmental Order" shall mean
                    ------------------
     any order, writ, judgment, directive, notice, injunction, decree, stipulation, designation, determination or award entered by or with any Governmental Authority.

          10.3.27.  Hazardous Substance. The term Hazardous Substance shall mean
                    -------------------
     (i) any chemical, waste, material, pollutant or substance included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "pollutant" or "toxic substances" or words of similar import under any applicable Environmental Laws; (ii) any substance, waste, material or emission which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, pathological, or otherwise hazardous by listing or definition under any applicable Environmental Laws; (iii) any (A) oil, natural gas, petroleum or petroleum derived substance, any drilling fluids, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or (B) other materials or pollutants that, in the case of both (A) and (B), (1) pose a hazard to the Business, the Assets or the Real Property or to persons on or about the Real Property or any other property that may be affected by the Release of such materials or pollutants from the Real Property or to Persons on or about such property or (2) cause such property or such other property to be in violation of any applicable Environmental Laws; (iv) asbestos, urea formaldehyde foam insulation, toluene, radon gas, polychlorinated biphenyls and any electrical equipment which contains oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (v) any solid, liquid, gas, odor, sound, vibration, heat, radiation or other form of energy and any other chemical, waste, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Laws or Governmental Authority.

          10.3.28.  Hedging Obligations.  The term "Hedging Obligations" means,
                    -------------------
     with respect to any Person, the obligations of such Person under (i) interest rate and/or currency swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, or currency exchange rates.

          10.3.29.  Intangibles.  The term "Intangibles" shall mean trade and
                    -----------
     product names; foreign letters patent of invention, patents, patent applications, and unpatented proprietary development records; trademarks, service marks, logos and copyrights (including registrations and applications); trade secrets, know-how and other proprietary or confidential information; computer software; and other intangible property and rights that are directly or indirectly owned, licensed or otherwise used by the Company or any of its Subsidiaries.

          10.3.30.  Knowledge.  The term "Knowledge" shall mean, with respect to
                    ---------
     the knowledge of the Sellers, the actual knowledge, after reasonable investigation, of Herbert D. Buller, Mark Buller, Philip Buller, David Buller, James Buller and/or Dennis Litke.

          10.3.31.  Legal Requirement. The term "Legal Requirement" shall mean
                    -----------------
     any applicable Canadian, United States, or foreign, federal, state, provincial, municipal or local law, statute, standard, ordinance, code, order, bylaw, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, permit, approval or similar right granted under any of the foregoing, or any similar provision having the force and effect of law, or any policy, practice or guideline used or adopted by any Government Authority in the application or enforcement of any of the foregoing, and includes any applicable Environmental Laws.

          10.3.32.  Lien. The term "Lien" shall mean any mortgage, pledge, lien,
                    ----
     security interest, charge, adverse or prior claim, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including without limitation a capital lease), transfer for the purpose of subjection to the payment of any Debt, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien"
                                         --------  -------
     shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the use of real property if the same do not detract from the value of such property or impair its use in the Business as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due.

          10.3.33.  Loss. The term "Loss" or "Losses", in respect of any matter,
                    ----
     shall mean any and all damages, deficiencies, claims, actions, charges, suits, proceedings, demands, assessments, judgments, orders, decrees, awards, penalties, fines, amounts paid in settlement, losses (including without limitation any diminution in value), costs, expenses, fees, obligations and liabilities (including without limitation costs of collection and reasonable attorneys' fees and expenses) arising from or related to such matter, net of any related recoveries received from third parties arising from or related to such matter.

          10.3.34.  Majority Sellers.  The term "Majority Sellers" shall mean
                    ----------------
     Sellers holding at Closing a majority or more (in value) of the Acquired Shares.

          10.3.35.  Material Adverse Effect.  The term "Material Adverse Effect"
                    -----------------------
     shall mean any change in or effect on the business, operations, assets, prospects, or condition, financial or otherwise, of the Company or any of its Subsidiaries which, when considered either singly or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is materially adverse to the Company and its Subsidiaries considered as one enterprise.

          10.3.36.  Members of the Immediate Family.  The term "Members of the
                    -------------------------------
     Immediate Family", with respect to any individual, shall mean each spouse, parent, brother, sister or child of such individual, each spouse of any such Person, each child of any of the aforementioned Persons, each trust created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

          10.3.37.  MSA.  The term "MSA" means The Securities Act (Manitoba), as
                    ---
     amended and in effect from time to time.

          10.3.38.  Non-Cash Net Working Capital. The term "Non-cash Net Working
                    ----------------------------
     Capital" shall mean as of a specified date, with respect to the Company and its Subsidiaries (excluding Bulrad Enterprises, Inc.), the accounts receivable, inventory and prepaid expenses, less accounts payable and accrued liabilities of the Company and its Subsidiaries (excluding Bulrad Enterprises, Inc.) as of such specified date, all as determined in accordance with Canadian generally accepted accounting principles, in a manner consistent with the preparation of the Financial Statements; provided, however, that in calculating Non-cash Net Working Capital there shall be excluded (to the extent consistent with the preparation of the Financial Statements) accounts payable and accrued liabilities with respect to assets ordered by the Company or any of its Subsidiaries and in transit but not yet received as of such specified date, if any, whether or not such exclusion would be in accordance with Canadian generally accepted accounting principles.

          10.3.39.  Ordinary Course of Business.  The term "Ordinary Course of
                    ---------------------------
     Business" shall mean the ordinary course of the Business consistent with past custom and practice in light of all circumstances.

          10.3.40.  Person.  The term "Person" shall mean any individual,
                    ------
     partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization or other entity, and any government, governmental department or agency or political subdivision thereof.

          10.3.41.  Release. The term "Release" shall mean any presence,
                    -------
     release, spill, emission, leaking, pumping, pouring, injection, escaping, disposal, discharge, dispersal, leaching or migration in or into the Environment (including the abandonment or disposal of any barrels, containers, storage tanks or other receptacles containing any Hazardous Substance), or in, into or out of any vessel or facility, including the movement of any Hazardous Substance through the air, soil, surface water, groundwater or property, and when used as a verb has like meaning.

          10.3.42.  Rollover Stock Value.  The term "Rollover Stock Value" shall
                    --------------------
     mean $6,050,000(CDN).

          10.3.43.  Securities Act.  The term "Securities Act" shall mean the
                    --------------
     Securities Act of 1933, as amended from time to time.

          10.3.44.  Subsidiary.  The term "Subsidiary" shall mean any Person of
                    ----------
     which the Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) presently entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which the Company (or other specified Person) is a general partner or joint venturer without limited liability.

          10.3.45.  Tax Act.  The term "Tax Act" shall mean the Income Tax Act
                    -------
     (Canada), as amended from time to time.

          10.3.46.  Taxes. The term "Taxes" shall mean any federal, state,
                    -----
     local, or foreign income, gross receipts, goods and services, corporation, land transfer, license, payroll, employment or wage, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, capital stock, franchise, profits, withholding, Canadian Pension Plan premiums, employment insurance premiums, social security (or similar), unemployment, disability, real or personal property, sales, use, transfer, registration, turnover or value added, alternative or add-on minimum, estimated tax, or other tax, levy, duty, assessment, re-assessment, social or other charges of any kind whatsoever, whether direct or indirect, including any interest, penalty, or addition thereto, whether disputed or not.

          10.3.47.  Tax Return. The term "Tax Return" shall mean all federal,
                    ----------
     state, provincial, local and foreign returns, reports, claims for refund, clearances, completions, accounts, filings, declarations or information return or statement relating to Taxes and any schedule or attachments to any of the foregoing and any amendments thereof.

11.  GOVERNING LAW.

     11.1.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic substantive laws of Manitoba, Canada, without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     11.2.  Consent to Jurisdiction.  Each of the parties agrees that any
            -----------------------
action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the courts of the Province of Manitoba. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the courts in the Province of Manitoba for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that he or it is not subject personally to the jurisdiction of the above-named courts, that he or it is immune from extraterritorial injunctive relief or other injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any
                           ----- --- ----------
court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of Manitoba, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 14 is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 14 does not constitute good and sufficient service of process. The provisions of this Section 11.2 shall not restrict the ability of any party to enforce in any court any judgment obtained in the courts of the Province of Manitoba.

     11.3.  Reliance.  Each of the parties hereto acknowledges that he or it has
            --------
been informed by each other party that the provisions of Section 11 constitute a material inducement upon which such party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.

12.  HOLDINGS GUARANTEE.

     12.1.  Guarantee.  Holdings hereby guarantees to the Selling Participants
            ----------
the performance by Buyer of the obligations of the Buyer under this Agreement and each of the Closing Agreements and, in the event of default by the Buyer of any such obligations,

Holdings agrees to perform all such obligations as if Holdings were the Buyer under this Agreement and each of the Closing Agreements, and, subject to the limitations set forth in Sections 9.2 and 9.3, to indemnify and hold harmless the Selling Participants from any loss, costs or damages arising out of any failure of the Buyer to perform any such obligations.

     12.2.  Waiver Requirement to Proceed Against Buyer.  In the event of
            --------------------------------------------
default by the Buyer under this Agreement or any of the Closing Agreements, Holdings waives any right to require the Selling Participants to proceed against the Buyer for such default or to pursue any other remedy which may be available to the Selling Participants.

     12.3.  Wavier of Notice of Acceptance.  Holdings expressly waives notice of
            -------------------------------
the acceptance of this guarantee and notice of non-performance by the Buyer.

13.  MISCELLANEOUS.

     13.1.  Entire Agreement; Waivers.  This Agreement constitutes the entire
            -------------------------
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Buyer, by the Buyer, and (ii) in the case of a waiver by any Seller, by the Majority Sellers.

     13.2.  Amendment or Modification, etc.  The parties hereto may not amend or
            ------------------------------
modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Buyer and the Majority Sellers. Any written amendment, modification or waiver executed by the Buyer and the Majority Sellers shall be binding upon the parties hereto.

     13.3.  Headings, etc.  Section and subsection headings are not to be
            -------------
considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

     13.4.  Schedules; Listed Documents, etc.  Neither the listing nor
            --------------------------------
description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such Schedule and such modification, qualification or exception is clearly described in such Schedule. The parties hereto intend that each representation, warranty, covenant and agreement contained herein shall have independent significance. If any party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists other representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, covenant or agreement.

     13.5.  Severability.  In the event that any provision hereof would, under
            ------------
applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted by applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

     13.6.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     13.7.  Survival; Successors and Assigns.  All covenants, agreements,
            --------------------------------
representations and warranties made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished in connection herewith shall, except as provided otherwise in this Agreement, survive the Closing, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns (each of which such transferees, successors and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) no party may
                                       --------  -------
transfer any of its rights or obligations hereunder without the written consent of the Buyer and the Majority Sellers, and (ii) no transfer or assignment by any party shall relieve such party of any of its obligations hereunder. Except as expressly provided herein, this Agreement shall not confer any right or remedy upon any Person other than the parties and their respective transferees, successors and assigns; provided further that notwithstanding the foregoing, all
                        -------- -------
parties to this Agreement agree that the Buyer and its Affiliates may transfer or assign (including by way of collateral assignment) any of their respective rights in or under this Agreement to their respective lenders.

14.  NOTICES.

     Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified mail, postage prepaid, addressed as follows:

     If to any Selling Participant,
     to it at:                          Box 27 Group 529
                                        Winnipeg, Manitoba R2C 2Z3

      With copies to:                   Aikins, MacAulay & Thorvaldson
                                        360 Main Street
                                        Winnipeg, Manitoba R3C 4G1
                                        Facsimile:  204-957-0840
                                        Attention:  Edward L. Warkentin

                                        Ernst & Young
                                        360 Main Street
                                        Winnipeg, Manitoba R3C 4G1
                                        Facsimile:  204-956-0138
                                        Attention:  James Bryce


     If to the Buyer                    c/o Butler Capital Corporation
     or Holdings, to it at:             767 Fifth Avenue
                                        New York, New York  10153
                                        Facsimile:  212-759-0876
                                        Attention:  Donald E. Cihak


      With copies to:                   Ropes & Gray
                                        One International Place
                                        Boston, MA  02110
                                        Telecopier:  617-951-7050
                                        Attention:  Patrick Diaz

                                        Davies Ward & Beck
                                        P.O. Box 63, 44th Fl.
                                        1 First Canadian Place
                                        Toronto, Ontario, Canada  M5X 1B1
                                        Telecopier:  416-863-0871
                                        Attention:  Andrew Welsh

                                        Thompson Dorfman & Sweatman
                                        Toronto Dominion Centre
                                        2200 - 201 Portage Avenue
                                        Winnipeg, MB  R3B 3L3
                                        Telecopier:  (204) 943-6445
                                        Attention: Bruce S. Thompson

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent by Federal Express, if sent by Federal Express,
(c) one business day after being delivered, if delivered by telecopier with confirmation of good transmission, and (d) five business days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.



                       [SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have, as of the date first above written, duly executed, signed, sealed and delivered this Agreement.

SELLERS:

HEB2 HOLDINGS LTD.

per:
     /s/ Herbert Buller
_____________________________
Name: Herbert Buller
President

cs.


MEB2  HOLDINGS, LTD.

per:
     /s/ Mark Buller
_____________________________
Name: Mark Buller
President


cs.


JWB2  HOLDINGS, LTD.

per:
     /s/ James Buller
_____________________________
Name: James Buller
President

cs.

PCB2  HOLDINGS, LTD.

per:
     /s/ Philip Buller
_____________________________
Name: Philip Buller
President
cs.

DHB2  HOLDINGS, LTD.

per:
     /s/ David Buller
_____________________________
Name: David Buller
President

cs.

MEB FAMILY TRUST

per:
     /s/ Mark Buller
_____________________________
Name: Mark Buller

JWB FAMILY TRUST

per:
     /s/ James Buller
_____________________________
Name: James Buller


PCB FAMILY TRUST

per:
     /s/ Philip Buller
_____________________________
Name: Philip Buller

DHB FAMILY TRUST


per:
     /s/ David Buller
_____________________________
Name: David Buller
Title


                                        Witnessed by:
/s/ Herbert D. Buller                   /s/ Carmele Peter
___________________________________     ______________________________
Herbert D. Buller, individually         Name: Carmele Peter


                                        Witnessed by:
/s/ Erna Buller                         /s/ Carmele Peter
___________________________________     ______________________________
Erna Buller, individually               Name: Carmele Peter


                                        Witnessed by:
/s/ Bill Rademaker                      /s/ Carmele Peter
___________________________________     ______________________________
Bill Rademaker, individually             Name: Carmele Peter


                                        Witnessed by:
/s/ Ernie Boschmann                     /s/ Carmele Peter
___________________________________     ______________________________
Ernie Boschmann, individually           Name: Carmele Peter


                                        Witnessed by:
/s/ Peter Neufeld                       /s/ Carmele Peter
___________________________________     ______________________________
Peter Neufeld, individually             Name: Carmele Peter

SELLING INDIVIDUALS:


                                        Witnessed by:

/s/ Mark Buller                         /s/ Carmele Peter
___________________________________     ______________________________
Mark Buller, individually               Name: Carmele Peter


                                        Witnessed by:

/s/ Philip Buller                       /s/ Carmele Peter
___________________________________     ______________________________
Philip Buller, individually             Name: Carmele Peter


                                        Witnessed by:

/s/ David Buller                        /s/ Carmele Peter
___________________________________     ______________________________
David Buller, individually              Name: Carmele Peter


                                        Witnessed by:

/s/ James Buller                        /s/ Carmele Peter
___________________________________     ______________________________
James Buller, individually              Name: Carmele Peter

BUYER:

3578275 CANADA INC.

per:

     /s/ Donald E. Cihak
_____________________________
Name: Donald E. Cihak
Vice President


cs.



HOLDINGS

OMEGA HOLDINGS, INC.

per:

     /s/ Robert L. Moran
_____________________________
Name: Robert L. Moran
President

cs.